                                                                    EXHIBIT 99.6


                             EASTMAN KODAK COMPANY

                         STOCK OPTION EXCHANGE PROGRAM
                            TENDER OFFER STATEMENT
                             ("OFFER TO EXCHANGE")

                        THE OFFER AND WITHDRAWAL RIGHTS
                   EXPIRE AT 11:59 P.M., EASTERN TIME (U.S.)
                 ON FEBRUARY 22, 2002 (THE "EXPIRATION DATE")
            UNLESS THE OFFER IS EXTENDED BY EASTMAN KODAK COMPANY.

Any questions or requests for assistance or additional copies of any documents referred to in the Offer to Exchange may be directed to:

                             Eastman Kodak Company
                   Attention: Stock Option Exchange Hotline
                               343 State Street
                           Rochester, NY 14650-1112
                                    U.S.A.

                    Telephone: Inside Kodak, KNET: 224-4503
                    Toll-Free (US & Canada): 1-866-854-7887
                         Long Distance: 1-585-724-4503

January 28, 2002

   Eastman Kodak Company, which we refer to as "we," or "Kodak," is offering Eligible Employees (as defined below) the opportunity to exchange all of their outstanding stock options to purchase shares of Kodak common stock for New Options which will be granted under our Option Plans.

   Offer. We are making this Offer upon the terms and subject to the conditions described in (i) this Stock Option Exchange Program Tender Offer Statement (the "Offer to Exchange"); (ii) the Election Package; and (iii) the Election Summary Guide (which together, as they may be amended from time to time, constitute the "Offer"). This Offer is not conditioned upon a minimum number of Current Options (as defined below) being exchanged. This Offer is subject to the conditions that we describe in "Summary of Terms" question 6 and "The Offer: 7. Conditions to the Offer."

   Voluntary.  Participation in the Offer is voluntary.

   Current Options. We are offering our eligible employees, excluding our five most senior executive officers, and the employees of our Participating Subsidiaries (as defined below) the opportunity to exchange of all their outstanding options (the "Current Options") for new options to purchase shares of our common stock. See "Summary of Terms" questions 3, 4 and 5 and "The
Offer: 2. Number of Options; Expiration Date."

   Option Plans. The Current Options have been granted under one of the following of our stock option plans: the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan, the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, the Kodak Stock Option Plan, the Wage Dividend Plan and the 2000 Omnibus Long-Term Compensation Plan (together the "Option Plans" and individually an "Option Plan"). See "Summary of Terms" question 3 and "The
Offer: 2. Number of Options; Expiration Date."

   New Options. The new options to purchase shares of our common stock that are granted in exchange for an Eligible Employee's Current Options (the "New Options") will be granted under the same Option Plan as the Current Option they replace.

   Expiration Date. To participate in the Offer, an Eligible Employee must properly tender all of his or her Current Options prior to 11:59 P.M., Eastern Time (U.S.), on February 22, 2002, unless we extend the period of time the Offer is open (the "Expiration Date").

   Cancellation Date. If an Eligible Employee accepts this Offer and tenders his or her Current Options for exchange, all of the Eligible Employee's Current Options will be cancelled on the first day following the Expiration Date (the "Cancellation Date"). The Offer is presently scheduled to expire on February 22, 2002 and we expect the Cancellation Date to be February 23, 2002.

   All or Nothing. To participate in the Offer, an Eligible Employee must tender all of his or her Current Options for cancellation. In other words, an Eligible Employee may not tender some of his or her Current Options and keep the balance of his or her Current Options. If an Eligible Employee wishes to tender any of his or her Current Options, the Eligible Employee must tender all of his or her Current Options.

   Grant Date. The New Options will be granted on a date which is at least six months and one day after the Cancellation Date (the "Grant Date"). Assuming we do not extend the Expiration Date, we presently expect the Grant Date to be no earlier than August 26, 2002.

   Exchange Ratios. Each Eligible Employee who accepts the Offer will receive in exchange for his or her Current Options that are accepted for exchange and cancelled, that number of New Options determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

   (a) For Current Options granted in 1998 and 2000 under the Kodak Stock Option Plan, an Eligible Employee will receive a New Option to acquire one share of our common stock for each one and a half (1.5) shares of our common stock subject to the Current Option, and

   (b) For all other Current Options held by the Eligible Employee, the table below shows the number of shares of our common stock subject to the Current Option that the Eligible Employee must exchange for each share of common stock subject to his or her New Option, based on the grant price of the Current Option:

Grant Price of Current Option Exchange Ratios
----------------------------- ---------------
      Less than $37.00.......     1-for-1
     $37 through $57.99......    1.5-for-1
     $58 through $69.99......     2-for-1
     $70 through $78.99......    2.5-for-1
      $79 and higher.........     3-for-1

   See "Summary of Terms" questions 15 and 16 and "The Offer: 2. Number of Options; Expiration Date."

   Eligible Employees. All employees of Kodak or one of its Participating Subsidiaries, other than the five most senior executive officers of Kodak, are eligible to participate in this Offer if they: (i) are employed by Kodak or a Participating Subsidiary on the date the Offer commences; (ii) hold Current Options on the date the Offer commences; (iii) remain an employee of Kodak or one of its Participating Subsidiaries through the Expiration Date; and (iv) do not, on or prior to the Expiration Date, elect to terminate their employment or receive a notice of termination from their employer (individually an "Eligible Employee"). See "Summary of Terms" question 4 and "The Offer: 1. Eligible Employees and 9. Source and Amount of Consideration; Terms of New Options."

   Termination of Employment. To receive New Options, an Eligible Employee must remain employed through the Grant Date. Eligible Employees who terminate employment for any reason, whether voluntary or involuntary, after the Expiration Date and prior to the Grant Date will not receive a grant of New Options or any other consideration or payment for the cancellation of their Current Options. See "Summary of Terms" questions 7, 8, 9, 10, 11, 29 and 30, "Risk Factors" and "The Offer: 1. Eligible Employee; and 9. Source and Amount of Consideration; Terms of New Options."

   Grant Price. The grant price of the New Options will be the mean between the high and low trading price at which our common stock trades on the New York Stock Exchange on the Grant Date (as modified to comply with the laws of certain countries outside the United States). See "Summary of Terms" question
20 and "The Offer: 9. Source and Amount of Consideration; Terms of New Options."

   Vesting. The New Options will have the same vesting schedule as the related Current Options cancelled in the Offer (as modified to comply with the laws of certain countries outside the United States). See "Summary of Terms" question
21 and "The Offer: 9. Source and Amount of Consideration; Terms of New Options."

   Exercise Period. Each New Option will have the same term as, and expire no later than, the cancelled Current Option that it replaced (as modified to comply with the laws of certain countries outside the United States). See "Summary of Terms" questions 22 and 24; and "The Offer: 9. Source and Amount of Consideration; Terms of New Options."

   Grant Price and Other Terms in Certain Countries. Certain countries other than the United States have tax rules that modify the determination of the market price of our common stock for purposes of establishing the grant price of options. Also, in certain countries other than the United States, the New Options may for legal and administrative reasons be subject to different rules than the rules applicable to related Current Options. Eligible Employees based in the affected countries will receive, along with the Election Summary Guide, a separate summary of the material aspects of the different or additional rules that may apply to the New Options in those countries. See "Summary of Terms" question 5, "Risk Factors" and "The Offer: 14-72."

   Participating Subsidiary. Any entity in which Kodak directly or indirectly has an ownership interest of 70 percent or more will be a "Participating Subsidiary."

   No Recommendation. Although our Board of Directors has approved the making of this Offer, neither we nor our Board of Directors makes any recommendation as to whether an Eligible Employee should tender or refrain from tendering his or her Current Options. An Eligible Employee must make his or her own decision whether to tender his or her Current Options. See "Summary of Terms" question 40 and "The Offer: 3. Purpose of the Offer."

   Shareholder Approval. This Offer is subject to the approval by our shareholders of certain amendments to the Option Plans. If these amendments are not approved, this Offer will not become effective.

   Recent Trading Price. Our common stock is listed for trading on the New York Stock Exchange under the symbol "EK." On January 11, 2002, the mean between the high and low trading price at which our common stock traded on the New York Stock Exchange was $27.45 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your Current Options. See "The Offer: 8. Price Range of Common Stock Underlying the Current Options."

   How To Obtain More Information. Questions about this Offer or requests for additional copies of this Offer to Exchange, the Election Package or the Election Summary Guide should be directed to Stock Option Exchange Hotline:
Inside Kodak, Knet 224-4503; Toll-Free US & Canada 1-866-854-7887; and Long-Distance 1-585-724-4503. For more information about Kodak, see "The Offer:
10. Information About Kodak and 75. Additional Information."

   THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   IMPORTANT

   If you wish to tender your Current Options for exchange, you must, prior to 11:59 P.M., Eastern Time (U.S.), on February 22, 2002, unless the Offer is extended, either (i) complete the online election on the Stock Option Exchange Web Site on Kodak's Intranet, hrglobalid.kodak.com, or on the Internet, www.soep.kodak.com or (ii) deliver a properly completed, signed and dated Election Form by intracompany mail at Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809, by standard mail to Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA, or by facsimile at Inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada 1-800-719-3206 or Long Distance 1-212-994-0710.

   THE GRANT PRICE OF THE NEW OPTIONS WILL BE THE MEAN BETWEEN THE HIGH AND LOW TRADING PRICE OF OUR COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON THE GRANT DATE. WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER GRANT PRICE THAN THE CURRENT OPTIONS.

   The decision to accept the Offer is an individual one that should be based on a variety of factors, and you should consult your own personal advisors if you have any questions about your financial or tax situation. The information about this Offer is limited to: (i) this Offer to Exchange; (ii) the Election Package; and (iii) the Election Summary Guide.

   WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR CURRENT OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

SUMMARY OF TERMS....................................................................................   5

CERTAIN RISKS OF PARTICIPATING IN THE OFFER.........................................................  17

THE OFFER...........................................................................................  18

    1.  Eligible Employees..........................................................................  18
    2.  Number of Options; Expiration Date..........................................................  19
    3.  Purpose of the Offer........................................................................  20
    4.  Procedures for Participating in the Offer to Exchange.......................................  21
    5.  Withdrawal Rights...........................................................................  22
    6.  Acceptance of Current Options for Exchange and Issuance of New Options......................  23
    7.  Conditions of the Offer.....................................................................  25
    8.  Price Range of Common Stock Underlying the Current Options..................................  26
    9.  Source and Amount of Consideration; Terms of New Options....................................  27
   10.  Information Concerning Kodak................................................................  31
   11.  Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the
          Current Options and Our Common Stock......................................................  31
   12.  Status of Current Options Acquired by Us in the Offer; Accounting Consequences of the Offer.  32
   13.  Legal Matters; Regulatory Approvals.........................................................  33
   14.  Material U.S. Federal Income Tax Consequences...............................................  33
   15.  Material Tax Consequences for Employees Who are Tax Residents in Argentina..................  34
   16.  Material Tax Consequences for Employees Who are Tax Residents in Australia..................  35
   17.  Material Tax Consequences for Employees Who are Tax Residents in Austria....................  37
   18.  Material Tax Consequences for Employees Who are Tax Residents in Belgium....................  38
   19.  Material Tax Consequences for Employees Who are Tax Residents in Brazil.....................  39
   20.  Material Tax Consequences for Employees Who are Tax Residents in The Province of Quebec,
          Canada....................................................................................  40
   21.  Material Tax Consequences for Employees Who are Tax Residents in Canada.....................  42
   22.  Material Tax Consequences for Employees Who are Tax Residents in Chile......................  44
   23.  Material Tax Consequences for Employees Who are Tax Residents in China......................  45
   24.  Material Tax Consequences for Employees Who are Tax Residents in Columbia...................  46
   25.  Material Tax Consequences for Employees Who are Tax Residents in Denmark....................  47
   26.  Material Tax Consequences for Employees Who are Tax Residents in Dominican Republic.........  48
   27.  Material Tax Consequences for Employees Who are Tax Residents in Egypt......................  49
   28.  Material Tax Consequences for Employees Who are Tax Residents in Finland....................  50
   29.  Material Tax Consequences for Employees Who are Tax Residents in France.....................  51
   30.  Material Tax Consequences for Employees Who are Tax Residents in Germany....................  53
   31.  Material Tax Consequences for Employees Who are Tax Residents in Greece.....................  53
   32.  Material Tax Consequences for Employees Who are Tax Residents in Hong Kong..................  54
   33.  Material Tax Consequences for Employees Who are Tax Residents in Hungary....................  55
   34.  Material Tax Consequences for Employees Who are Tax Residents in India......................  56
   35.  Material Tax Consequences for Employees Who are Tax Residents in Indonesia..................  56
   36.  Material Tax Consequences for Employees Who are Tax Residents in Ireland....................  57
   37.  Material Tax Consequences for Employees Who are Tax Residents in Israel.....................  58
   38.  Material Tax Consequences for Employees Who are Tax Residents in Italy......................  60
   39.  Material Tax Consequences for Employees Who are Tax Residents in Japan......................  60
   40.  Material Tax Consequences for Employees Who are Tax Residents in Kenya......................  61
   41.  Material Tax Consequences for Employees Who are Tax Residents in Korea......................  62
   42.  Material Tax Consequences for Employees Who are Tax Residents in Lebanon....................  63

                                                                                          Page
                                                                                          ----
   43.  Material Tax Consequences for Employees Who are Tax Residents in Malaysia........  64
   44.  Material Tax Consequences for Employees Who are Tax Residents in Mexico..........  64
   45.  Material Tax Consequences for Employees Who are Tax Residents in Nepal...........  65
   46.  Material Tax Consequences for Employees Who are Tax Residents in Netherlands.....  66
   47.  Material Tax Consequences for Employees Who are Tax Residents in New Zealand.....  67
   48.  Material Tax Consequences for Employees Who are Tax Residents in Norway..........  67
   49.  Material Tax Consequences for Employees Who are Tax Residents in Pakistan........  69
   50.  Material Tax Consequences for Employees Who are Tax Residents in Panama..........  70
   51.  Material Tax Consequences for Employees Who are Tax Residents in Peru............  70
   52.  Material Tax Consequences for Employees Who are Tax Residents in Philippines.....  71
   53.  Material Tax Consequences for Employees Who are Tax Residents in Poland..........  72
   54.  Material Tax Consequences for Employees Who are Tax Residents in Portugal........  72
   55.  Material Tax Consequences for Employees Who are Tax Residents in Puerto Rico.....  73
   56.  Material Tax Consequences for Employees Who are Tax Residents in Russia..........  74
   57.  Material Tax Consequences for Employees Who are Tax Residents in Singapore.......  74
   58.  Material Tax Consequences for Employees Who are Tax Residents in Slovak Republic.  76
   59.  Material Tax Consequences for Employees Who are Tax Residents in South Africa....  77
   60.  Material Tax Consequences for Employees Who are Tax Residents in Spain...........  78
   61.  Material Tax Consequences for Employees Who are Tax Residents in Sri Lanka.......  80
   62.  Material Tax Consequences for Employees Who are Tax Residents in Sweden..........  80
   63.  Material Tax Consequences for Employees Who are Tax Residents in Switzerland.....  81
   64.  Material Tax Consequences for Employees Who are Tax Residents in Taiwan..........  82
   65.  Material Tax Consequences for Employees Who are Tax Residents in Thailand........  83
   66.  Material Tax Consequences for Employees Who are Tax Residents in Turkey..........  83
   67.  Material Tax Consequences for Employees Who are Tax Residents in Ukraine.........  84
   68.  Material Tax Consequences for Employees Who are Tax Residents in UAE.............  85
   69.  Material Tax Consequences for Employees Who are Tax Residents in United Kingdom..  85
   70.  Material Tax Consequences for Employees Who are Tax Residents in Uruguay.........  87
   71.  Material Tax Consequences for Employees Who are Tax Residents in Venezuela.......  88
   72.  Material Tax Consequences for Employees Who are Tax Residents in Vietnam.........  89
   73.  Extension Of Offer; Termination; Amendment.......................................  90
   74.  Fees and Expenses................................................................  90
   75.  Additional Information...........................................................  91
   76.  Forward Looking Statements.......................................................  91
   77.  Miscellaneous....................................................................  92
SCHEDULE A--Information Concerning the Directors and Executive Officers of Kodak.........  93

                               SUMMARY OF TERMS

   The following are answers to some of the questions that you may have about this Offer. We urge you to also read carefully the remainder of this Offer because it contains additional important information. In addition, we urge you to review the information in our annual report on Form 10-K for the year ended December 31, 2000, and quarterly reports for 2001 on Form 10-Q, and the proxy statement distributed in connection with our Special Shareholders Meeting held on January 25, 2002, as these documents contain important financial information and other relevant information about us. All of these documents may be obtained without charge from us or from the Securities and Exchange Commission. See ''The Offer: 75. Additional Information."

                           INDEX TO SUMMARY OF TERMS

Question                                                                                                   Page
--------                                                                                                   ----
 1.  What is the Stock Option Exchange Program?...........................................................   7
 2.  Why are we making the Offer?.........................................................................   7
 3.  What securities are we offering to exchange?.........................................................   7
 4.  Who is eligible to participate in the Offer?.........................................................   7
 5.  Are employees located outside the United States eligible to participate in the Offer?................   8
 6.  What are the conditions to the Offer?................................................................   8
 7.  What if I leave or am terminated prior to the expiration of the Offer?...............................   8
 8.  What if I elect to leave or receive a notice of termination prior to the expiration of the Offer?....   8
 9.  Must I remain an employee in order to receive the New Options?.......................................   8
10.  What if I tender my Current Options, but am not an employee of Kodak or one of its
       Participating Subsidiaries when the New Options are granted?.......................................   9
11.  What if I tender my Current Options, but die after the Expiration Date and prior to the
       Grant Date?........................................................................................   9
12.  If I choose to tender my Current Option for exchange, do I have to tender all of my Current
       Options?...........................................................................................   9
13.  May I tender options I have already exercised?.......................................................   9
14.  Will I be required to give up all my rights to the cancelled options?................................   9
15.  How can I find out the details of my options that are eligible for this Offer?.......................   9
16.  How many New Options will I receive in exchange for my tendered options?.............................   9
17.  What happens if I do not accept the Offer?...........................................................  10
18.  When will I receive my New Options?..................................................................  10
19.  Why won't I receive my New Options immediately after the Expiration Date of the Offer?...............  11
20.  What will the grant price of the New Options be?.....................................................  11
21.  When will the New Options vest?......................................................................  11
22.  When will the New Options expire?....................................................................  11
23.  Will the terms and conditions of my New Options be the same as the terms and conditions of my Current Options?.............................................................................  11
24.  Why don't we simply change the grant price of the Current Options?...................................  11
25.  Why can't I just be granted more options without having my Current Options cancelled?................  12
26.  Will I have to pay taxes if I exchange my Current Options in the Offer?..............................  12
27.  Will Kodak grant options to employees during the period beginning on the date this Offer commences, and ending on the date tendered Current Options are cancelled?...............  12
28.  Will I be considered for additional option grants before the Grant Date of the New Options?..........  12
29.  What happens if I tender my Current Options and I am on a leave of absence on the
       New Option Grant Date?.............................................................................  12
30.  What types of leaves of absences are considered "Authorized Leaves of Absences"?.....................  13
31.  After the grant of my New Options, what happens if the market price of Kodak's common stock goes below the grant price for those New Options?............................................  13
32.  What happens if Kodak merges into or is acquired by another company?.................................  13
33.  When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?........................................................................  13
34.  Do I have to participate in the Offer?...............................................................  14
35.  What happens to my Current Options if I decide not to participate in the Offer?......................  14
36.  What do I need to do to participate in the Offer?....................................................  14
37.  Can I change my election?............................................................................  14
38.  If I choose not to participate in the Offer, what do I have to do?...................................  15
39.  What will happen if I do not elect to participate in the Offer by the end of the tender offer period?  15
40.  What does Kodak and its Board of Directors think of this Offer?......................................  15
41.  How should I decide whether or not to participate?...................................................  15
42.  Who can I talk to if I have questions about the Offer?...............................................  16
43.  Does this Offer cover stock appreciation rights?.....................................................  16

1.  WHAT IS THE STOCK OPTION EXCHANGE PROGRAM?

   Our Stock Option Exchange Program is a voluntary program that offers Eligible Employees the opportunity to make a one-time election to cancel all of their Current Options and exchange them for New Options. This Offer will remain open until 11:59 P.M., Eastern Time (U.S.), on February 22, 2002, unless the Offer is extended, (the "Expiration Date"). If you accept this Offer, your Current Options tendered for exchange will be cancelled on the first day following the Expiration Date (the "Cancellation Date"). The New Options will be granted on a date which is at least six months and one day after the Cancellation Date (the "Grant Date"). Assuming we do not extend the Expiration Date, we presently expect the Grant Date to be no earlier than August 26, 2002.

2.  WHY ARE WE MAKING THE OFFER?

   Virtually all of your outstanding stock options, whether or not they are currently vested and exercisable, have grant prices that are significantly higher than the current market price of our common stock. For our stock option programs to provide the intended motivation and retention to you, you must feel that our stock options provide you with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe that you may feel that the opportunity for realizing value is limited with your Current Options. By making this Offer, we intend to provide you with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create an incentive for you to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our shareholders.

3.  WHAT SECURITIES ARE WE OFFERING TO EXCHANGE?

   We are offering to exchange all outstanding, unexercised stock options to purchase shares of our common stock granted under the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan, the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, the Kodak Stock Option Plan, the Wage Dividend Plan or the 2000 Omnibus Long-Term Compensation Plan (together the "Option Plans" and individually an "Option Plan") that are held by Eligible Employees (the "Current Options") in return for new options that we will grant under the same Option Plan pursuant to which the cancelled Current Option it replaces was granted (the "New Options").

   We grant stock appreciation rights (SARs) in those countries where the grant of stock options is either illegal or impractical. Outstanding SARs granted under an Option Plan held by Eligible Employees will also be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as the Current Options. If you hold both Current Options and SARs, your election to participate in the Offer will include both your Current Options and your SARs. That is, it is not necessary for you to make a separate election for your SARs. You may not elect to tender your Current Options, but not tender your SARs. Similarly, you may not elect to tender your SARs, but not tender your Current Options.

4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

   All employees of Kodak or any its Participating Subsidiaries, other than the five most senior executive officers of Kodak, are eligible to participate in this Offer if they: (i) are employed by Kodak or a Participating Subsidiary on the date the Offer commences; (ii) hold Current Options on the date the Offer commences; (iii) remain an employee of Kodak or one of its Participating Subsidiaries through the Expiration Date; and (iv) do not, on or prior to the Expiration Date, elect to terminate their employment or receive a notice of termination from their employer (individually an "Eligible Employee").

5. ARE EMPLOYEES LOCATED OUTSIDE THE UNITED STATES ELIGIBLE TO PARTICIPATE IN THE OFFER?

   All Eligible Employees, including Eligible Employees located outside the United States, may participate in the Offer. Special considerations may apply to Eligible Employees located outside the United States. In some countries, the application of local rules may have important consequences to those Eligible Employees. We have distributed with the Election Summary Guide short summaries of some of these consequences with respect to the countries where our non-U.S. employees are located. If you are an Eligible Employee located outside the United States, you should review these summaries and consult your individual tax, legal and investment advisors.

6.  WHAT ARE THE CONDITIONS TO THE OFFER?

   The Offer is not conditioned on a minimum number of Current Options being tendered. Participation in the Offer is voluntary. The Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Offer. These events include, among other things, a change in accounting principles, a lawsuit challenging the Offer, a third-party tender offer for our common stock or other acquisition proposal, or a change in your employment status with us. These and various other conditions are more fully described in Section 7 below. Once the Offer has expired and the tendered options have been accepted and cancelled, the conditions will no longer apply, even if the specified events occur during the period between the Expiration Date and the date of grant of the New Options. However, as described below, a change in your employment status during that period could result in you not receiving a grant of New Options.

7.   WHAT IF I LEAVE OR AM TERMINATED PRIOR TO THE EXPIRATION OF THE OFFER?

   If you are not employed by Kodak or a Participating Subsidiary on the date of the expiration of the Offer, you will not be an Eligible Employee and, as a result, you will not be eligible to participate in the Offer. If you tender your Current Options prior to your termination of employment, your tender will be automatically withdrawn. You may exercise your Current Options in accordance with their terms to the extent they are vested. Since your tendered Current Options will automatically be withdrawn, you will not receive any New Options in exchange for your Current Options.

   IF YOU ARE EMPLOYED ON AT "AT-WILL" BASIS, THIS OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT, AND, THEREFORE, YOUR EMPLOYMENT MAY BE TERMINATED BY YOUR EMPLOYER OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OF THE NEW OPTIONS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

8. WHAT IF I ELECT TO LEAVE OR RECEIVE A NOTICE OF TERMINATION PRIOR TO THE EXPIRATION OF THE OFFER?

   If prior to the date of the expiration of the Offer, you either elect to leave Kodak or a Participating Subsidiary or receive a notice of termination from your employer, you will not be an Eligible Employee and, as a result, you will not be eligible to participate in the Offer. If you tender your Current Options prior to electing to leave or receiving a notice of termination of employment, your tender will automatically be withdrawn. You may exercise your Current Options in accordance with their terms to the extent they are vested. Since your tendered Current Options will automatically be withdrawn, you will not receive any New Options in exchange for your Current Options.

9.   MUST I REMAIN AN EMPLOYEE IN ORDER TO RECEIVE THE NEW OPTIONS?

   Yes. To receive the New Options, you must remain an employee of Kodak or a Participating Subsidiary through the date we grant the New Options. The New Options will be granted at least six months and one day after the date the tendered Current Options are accepted for exchange and cancelled (the "Grant Date"). Assuming we do not extend the Expiration Date, we presently expect the Grant Date to be no earlier than August 26, 2002.

10. WHAT IF I TENDER MY CURRENT OPTIONS, BUT AM NOT AN EMPLOYEE OF KODAK OR ONE OF ITS PARTICIPATING SUBSIDIARIES WHEN THE NEW OPTIONS ARE GRANTED?

   If you do not remain an employee of Kodak or one of its Participating Subsidiaries from the date you tender your Current Options through the date your New Options are granted, you will not receive any New Options or any other payment or consideration in exchange for your tendered Current Options that have been accepted for exchange and cancelled. This rule applies regardless of the reason of your termination of employment and whether a result of voluntary resignation, involuntary termination, death or disability.

11. WHAT IF I TENDER MY CURRENT OPTIONS, BUT DIE AFTER THE EXPIRATION DATE AND PRIOR TO THE GRANT DATE?

   Once your Current Options are cancelled, should you die, prior to the Grant Date of the New Options, neither you nor your estate or heirs will receive any New Options or any other payment or consideration in exchange for your tendered Current Options.

12. IF I CHOOSE TO TENDER MY CURRENT OPTIONS FOR EXCHANGE, DO I HAVE TO TENDER ALL OF MY CURRENT OPTIONS?

   Yes. You must tender all of your Current Options for exchange if you want to participate in this Offer. In other words, you may not tender some of your Current Options and keep the balance of your Current Options. If you wish to tender any of your Current Options, you must tender all of your Current Options.

13.   MAY I TENDER OPTIONS I HAVE ALREADY EXERCISED?

   No. The Offer only pertains to unexercised, outstanding options and does not in any way apply to shares purchased, whether upon the exercise of options or otherwise. If you have exercised an option in its entirety, that option is no longer outstanding and is therefore not subject to the Offer. If you have exercised a Current Option in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange pursuant to the Offer. Options for which you have properly submitted an exercise notice prior to the date the Offer expires will be considered exercised to that extent, whether or not you have received confirmation of the exercise or the shares purchased.

14.   WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO THE CANCELLED OPTIONS?

   Yes. Once we have accepted for exchange your tendered Current Options, all of your Current Options will be cancelled and you will no longer have any rights under those options. We intend to cancel all options accepted for exchange on the first day following the expiration of the Offer. We expect the Cancellation Date to be February 23, 2002.

15.   HOW CAN I FIND OUT THE DETAILS OF MY OPTIONS THAT ARE ELIGIBLE FOR THIS
OFFER?

   Along with this Offer, you will receive a personal stock option statement detailing your outstanding options that are eligible for this Offer. You can also view your option grant history on the Stock Option Exchange Web Site on Kodak's Intranet at hrglobalid.kodak.com, and on the Internet at www.soep.kodak.com. If you do not have access to our Intranet or the Internet, you can call the following telephone number to find out the details of your outstanding options that are eligible for this Offer: Stock Option Exchange Hotline, Inside Kodak, Knet 224-4503; Toll-Free US & Canada 1-866-854-7887; and Long-Distance 1-585-724-4503.

16.   HOW MANY NEW OPTIONS WILL I RECEIVE IN EXCHANGE FOR MY TENDERED OPTIONS?

   The number of New Options to be granted in exchange for Current Options that are accepted for exchange and cancelled will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

   Current Options granted in 1998 and 2000 under the Kodak Stock Option Plan will be exchanged at a 1.5 for 1 ratio. This means that for each one and a half (1.5) shares of our common stock subject to your Current Option, you will receive a New Option for one share of common stock.

   For all of your other Current Options, the table below shows the number of shares of our common stock subject to the Current Option that you must exchange for each share of common stock subject to the New Option, based on the grant price of the Current Option:

                                                  Exchange
                    Grant Price of Current Option  Ratios
                    ----------------------------- ---------
                          Less than $37.00.......   1-for-1
                         $37 through $57.99...... 1.5-for-1
                         $58 through $69.99......   2-for-1
                         $70 through $78.99...... 2.5-for-1
                           $79 and higher........   3-for-1

   We will not issue any New Options exercisable for fractional shares. Instead, if the exchange conversion yields a fractional amount of shares, we will round up (.50 or over) or down (.49 or under) to the nearest whole number of shares with respect to each option.

                                    EXAMPLE

   To illustrate how the exchange ratios work, we'll assume that you have 5 Current Options for 100 shares each. The grant prices of these 5 Current Options are: $36.00, $37.00, $58.00, $70.00, and $79.00. Under these facts, the table below shows the number of shares subject to each New Option you would receive were you to participate in the Offer:

                              Shares of Common                 Shares of Common
                              Stock Subject to                 Stock Subject to
Grant Price of Current Option  Current Option  Exchange Ratios    New Option
----------------------------- ---------------- --------------- ----------------
               $36.00........       100             1 for 1          100
           $37.00............       100           1.5 for 1           67
           $58.00............       100             2 for 1           50
           $70.00............       100           2.5 for 1           40
           $79.00............       100             3 for 1           33
            Total............       500                              290

17.   WHAT HAPPENS IF I DO NOT ACCEPT THE OFFER?

   If you choose not to tender your options for exchange, your options will remain outstanding and retain their current grant prices and other current terms. We currently expect that we will accept all properly tendered Current Options promptly after the expiration of this Offer.

18.   WHEN WILL I RECEIVE MY NEW OPTIONS?

   We will grant the New Options on the first business day which is at least six months and one day after the date we cancel the Current Options accepted for exchange (the "Grant Date"). Under no circumstances will we grant the New Options prior to the Grant Date. If we cancel tendered Current Options on February 23, 2002, which is the scheduled date for the cancellation of the options (the first day following the Expiration Date of the Offer), the New Options will be granted on or after August 26, 2002. You must continue to be an employee of Kodak or one of its Participating Subsidiaries on the Grant Date to be eligible to receive the New Options.

19. WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

   If we were to grant the New Options on a date which is sooner than six months and one day after the date we cancel the Current Options tendered for exchange, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements which would reduce our reported earnings for each fiscal quarter that the New Options remained outstanding. This could have a negative impact on our stock price.

20.   WHAT WILL THE GRANT PRICE OF THE NEW OPTIONS BE?

   The grant price of the New Options will be equal to the mean between the high and low trading price at which one share of Kodak common stock trades on the New York Stock Exchange on the date of grant of the New Options (as modified to comply with the tax laws of certain countries outside the United States). Because the New Options will be granted at least six months and one day following the date the Current Options are cancelled, we cannot predict the grant price of the New Options. Accordingly, the New Options may have a higher grant price than some or all of your Current Options that are cancelled. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your Current Options.

21.   WHEN WILL THE NEW OPTIONS VEST?

   The New Options will have the same vesting schedule as the Current Options for which the New Options are exchanged (as modified to comply with the laws of certain countries outside the United States). Accordingly, you will likely not lose the benefit of any vesting under your tendered Current Options that are accepted for exchange and cancelled.

   For example, New Options that are granted in exchange for Current Options that are already vested today or that would have become vested after today and before the Grant Date of the New Options will be vested on the date of grant of such New Options. The remaining New Options will become vested in accordance with the current vesting schedule and on the same vesting dates applicable to the Current Options for which such New Options are exchanged.

22.   WHEN WILL THE NEW OPTION EXPIRE?

   Your New Option will have a term equal to the remaining term of the surrendered Current Option it replaces (as modified to comply with the laws of certain countries outside the United States).

23. WILL THE TERMS AND CONDITIONS OF MY NEW OPTIONS BE THE SAME AS THE TERMS AND CONDITIONS OF MY CURRENT OPTIONS?

   The New Options will be issued under the same Option Plan as the related Current Option cancelled in the Offer. The terms and conditions of a New Option will be substantially identical to the Current Option it replaces, except that the New Option will have a new grant price and Grant Date and in most cases will cover a fewer number of shares of our common stock. Also, in certain countries other than the United States, the New Options may be subject to different terms and conditions than the Current Options they replace. All of the New Options will be issued as nonstatutory stock options for purposes of the Internal Revenue Code of 1986, as amended.

24.   WHY DON'T WE SIMPLY CHANGE THE GRANT PRICE OF THE CURRENT OPTIONS?

   Repricing outstanding options could require us under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price.

25. WHY CAN'T I JUST BE GRANTED MORE OPTIONS WITHOUT HAVING MY CURRENT OPTIONS CANCELLED?

   We strive to balance the need for a competitive compensation package for our employees with the interests of our stockholders. Because of the number of options that we have currently outstanding, a large grant of new options would be dilutive to our stockholders and could have a dilutive effect on our earnings per share.

26.   WILL I HAVE TO PAY TAXES IF I EXCHANGE MY CURRENT OPTIONS IN THE OFFER?

   If you exchange your Current Options for New Options, you will not be required under current U.S. law to recognize income for U.S. Federal income tax purposes at the time of the tender or upon our acceptance and cancellation of the Current Options. We believe that the exchange will be treated as a non-taxable exchange. Further, at the date of grant of the New Options, we believe that you will not be required under current U.S. law to recognize income for U.S. Federal income tax purposes.

   All Eligible Employees, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual Eligible Employee's circumstances.

   Included as part of this Offer are short summaries of the general tax consequences of the Offer in countries other than the United States. If you are located outside of the United States, you should review these summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the Offer.

27. WILL KODAK GRANT OPTIONS TO EMPLOYEES DURING THE PERIOD BEGINNING ON THE DATE THIS OFFER COMMENCES, AND ENDING ON THE DATE TENDERED CURRENT OPTIONS ARE CANCELLED?

   To avoid any possible adverse accounting consequences, we do not intend to grant options to Eligible Employees during the period starting on the date the Offer commences (currently scheduled for January 28, 2002) and ending on the date tendered Current Options are cancelled (currently scheduled to be February 23, 2002).

28. WILL I BE CONSIDERED FOR ADDITIONAL OPTION GRANTS BEFORE THE GRANT DATE OF THE NEW OPTIONS?

   The focus of our option programs for the first half of 2002 is to provide Eligible Employees with an opportunity for realizing potential value with respect to their Current Options. At this time, it is our intention not to grant additional options until after the Grant Date to employees eligible for the Offer. This would apply to both employees who choose to tender their Current Options, and those who do not. If Eligible Employees who tender their Current Options that are cancelled in this Offer were granted options prior to the Grant Date, we may be required under financial accounting rules applicable to us to recognize significant charges in our financial statements. We anticipate returning to a more traditional option granting pattern after the Grant Date, currently scheduled to be August 26, 2002.

29. WHAT HAPPENS IF I TENDER MY CURRENT OPTIONS AND I AM ON A LEAVE OF ABSENCE ON THE NEW OPTION GRANT DATE?

   If you tender your Current Options and they are cancelled and you are on a leave of absence that is an "authorized leave of absence" on the Grant Date, you will be entitled to a grant of New Options only if you return to active employment with Kodak or one of its Participating Subsidiaries prior to the first anniversary of the Grant Date. In that event, you will receive a grant of New Options on the date you return to active employment. The grant price of the New Options will be equal to the mean between the high and low trading price at which one share of Kodak common stock trades on the New York Stock Exchange on the date your New Options are granted (or as modified to comply with local tax laws for New Options granted in certain countries other than the United States).

30.   WHAT TYPES OF LEAVE OF ABSENCE ARE CONSIDERED "AUTHORIZED LEAVES OF
ABSENCES"?

   An authorized leave of absence is a leave of absence that has been approved in accordance with policy or practice by Kodak or the Participating Subsidiary that employs you, at the end of which it is expected that you will return to active employment with Kodak or one of its Participating Subsidiaries. By way of example, authorized leaves include approved family leave, jury duty leave, and military leave.

31. AFTER THE GRANT OF MY NEW OPTIONS, WHAT HAPPENS IF THE MARKET PRICE OF KODAK'S COMMON STOCK GOES BELOW THE GRANT PRICE FOR THOSE NEW OPTIONS?

   We are making this Offer only at this time and due to the unusual stock market conditions that have affected many companies. This is a unique, one-time Offer and you should take this into account in deciding whether to participate and tender your Current Options.

   Kodak is not providing and is not in a position to provide any assurances or predictions as to the market price of our common stock at any time in the future.

32.  WHAT HAPPENS IF KODAK MERGES INTO OR IS ACQUIRED BY ANOTHER COMPANY?

   If we merge into or are acquired by another company prior to the expiration of the Offer, you may withdraw your tendered Current Options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options.

   If we are merged into another entity after your tendered Current Options are accepted for exchange and cancelled but before the New Options are granted, the surviving company would automatically assume Kodak's obligations with respect to the Offer. The type of security and the number of shares subject to each New Option would be determined by the acquisition agreement between us and the acquirer based on the same principles applied to the handling of the options to acquire our common stock that are outstanding at the time of the acquisition. As a result of the ratio in which our common stock may convert into an acquirer's common stock in an acquisition transaction, you may receive options for more or fewer shares of the acquirer's common stock than the number of shares you would receive if you had not participated in the Offer. In addition, if you had not participated in the Offer, you may, under the terms of certain Option Plans, be entitled to a lump cash payment for your Current Options.

   If we are acquired and become a subsidiary of the acquiring corporation after your tendered options are accepted for exchange and cancelled, but before the New Options are granted, the obligations of Kodak in connection with the Offer would not be automatically assumed by the acquiring company. While we may seek to make provision for tendering option holders in the merger agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted in the event of such an acquisition.

33. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

   The Offer expires on February 22, 2002, at 11:59 P.M., Eastern Time (U.S.), unless we extend it.

   Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will make an announcement of the extension no later than 9:00 A.M., Eastern Time (U.S.) on the business day immediately following the previously scheduled expiration date of the Offer. If the Offer is extended, then the Cancellation Date for tendered Current Options accepted for exchange and the Grant Date of the New Options may be extended if necessary to avoid the possibility that we would have to recognize any charges in our financial statements which would reduce our reported earnings. Under the accounting rules applicable to us, the New Options must be granted at least six months and one day following the date tendered Current Options are cancelled.

34.  DO I HAVE TO PARTICIPATE IN THE OFFER?

   No. You do not have to participate in this Offer and there are no repercussions if you choose not to participate. Again, it is entirely up to you and we cannot advise you of what action to take.

35. WHAT HAPPENS TO MY CURRENT OPTIONS IF I DECIDE NOT TO PARTICIPATE IN THE OFFER?

   If you elect not to tender your Current Options, they will remain outstanding until they terminate or expire by their terms. They will retain their current grant price.

36.  WHAT DO I NEED TO DO TO PARTICIPATE IN THE OFFER?

   To participate in the Offer, your properly completed election must be received by us no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if we extend the expiration of the Offer). Your election must be made in one of the following four ways:

   . Stock Option Exchange Web Site. You may participate by properly completing the online election on the Stock Option Exchange Web Site on:
       (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number (PIN) before you can enter your online election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number by a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline. While all Eligible Employees can access the Stock Option Exchange Web Site, use of the online election in some countries will not be permitted due to local law.

   . Fax. You may participate by faxing a properly completed, signed and dated Election Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

   .  Intracompany Mail.   You may participate by mailing a properly completed,
       signed and dated Election Form to the following intracompany address:
       Digital Document Imaging (SOEP), 1/st/ Floor Building 800, Kodak Park, Mail Code: 23809.

   . Standard Mail. You may participate by mailing a properly completed, signed and dated Election Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

   THIS IS A ONE-TIME OFFER. WE WILL STRICTLY ENFORCE THE TENDER OFFER PERIOD. WE RESERVE THE RIGHT TO REJECT ANY OR ALL TENDERS OF OPTIONS THAT WE DETERMINE ARE NOT IN APPROPRIATE FORM OR THAT WE DETERMINE ARE UNLAWFUL TO ACCEPT. SUBJECT TO OUR RIGHT TO EXTEND, TERMINATE AND AMEND THE OFFER, WE PRESENTLY EXPECT THAT WE WILL ACCEPT ALL PROPERLY TENDERED OPTIONS PROMPTLY AFTER THE EXPIRATION OF THE OFFER.

37.  CAN I CHANGE MY ELECTION?

   You may change your election to participate in the Offer only one time by submitting your change no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if we extend the expiration of the Offer).

   You must change your election with respect to all of your tendered Current Options; you may not change your election with respect to only a portion of your Current Options. Also, if you change your election, you may not again tender your Current Options under the Offer.

   To change your election, Kodak must receive your change in one of the following four ways:

   . Stock Option Exchange Web Site. You may change your election by properly completing the online change of election on the Stock Option Exchange Web Site on: (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number
       (PIN) before you can enter your online change of election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number by a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline. While all Eligible Employees can access the Stock Option Exchange Web Site, use of the online change of election in some countries will not be permitted due to local law.

   . Fax. You may change your election by faxing a properly completed, signed and dated Change Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

   . Intracompany Mail. You may change your election by mailing a properly completed, signed and dated Change Form to the following intracompany address: Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

   . Standard Mail. You may change your election by mailing a properly completed, signed and dated Change Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

   You may only change your election one-time. If you elect to tender your Current Options and then change your election, you will not be able to participate in the Offer.

38.  IF I CHOOSE NOT TO PARTICIPATE IN THE OFFER, WHAT DO I HAVE TO DO?

   Nothing. You do not have to file or deliver any forms or letters if you choose to keep your Current Options and not participate in the Offer.

39. WHAT WILL HAPPEN IF I DO NOT ELECT TO PARTICIPATE IN THE OFFER BY THE END OF THE TENDER OFFER PERIOD?

   If you do not elect to participate in the offer by the Expiration Date of the Offer, you cannot participate in the Offer. THERE CAN BE NO EXCEPTIONS TO THIS DEADLINE.

40.  WHAT DOES KODAK AND ITS BOARD OF DIRECTORS THINK OF THIS OFFER?

   Although our Board of Directors has approved the making of this Offer, neither we nor our Board of Directors makes any recommendation as to whether you should participate or not participate in the Offer. You must make your own decision whether to participate in the Offer.

   Our directors and five most senior executive officers are not eligible to participate in the Offer.

41.  HOW SHOULD I DECIDE WHETHER OR NOT TO PARTICIPATE?

   We understand that this will be an important decision for all Eligible Employees. Tendering Current Options under the Offer involves risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your Current Option holdings, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the Grant Date of the New Options (currently expected to be August 26, 2002), which will be the grant price of the New Options, and the stock price thereafter.

42.  WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

   Any questions or additional copies of any documents referred to in the Offer may be directed to Stock Option Exchange Hotline: Inside Kodak, Knet: 224-4503; Toll-Free US & Canada: 1-866-854-7887; and Long-Distance: 1-585-724-4503. The
Stock Option Exchange Hotline cannot and will not provide you any advice regarding your decision whether to tender your Current Options.

43.  DOES THIS OFFER COVER STOCK APPRECIATION RIGHTS?

   Yes. We grant stock appreciation rights (SARs) in those countries where the grant of stock options is either illegal or impractical. Outstanding SARs granted under an Option Plan held by Eligible Employees will also be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as the Current Options. If you hold both Current Options and SARs, your election to participate in the Offer will include both your Current Options and your SARs. That is, it is not necessary for you to make a separate election for your SARs. You may not elect to tender your Current Options, but not tender your SARs. Similarly, you may not elect to tender your SARs, but not tender your Current Options.

   If you change your election, your change will include both your tendered stock options and your tendered SARs. You may not change your election with regard to only your stock options or only your SARs. If you change your election, you may not again tender either your stock options or your SARs.

                  CERTAIN RISKS OF PARTICIPATING IN THE OFFER

   Participation in the Offer involves a number of potential risks, including those described below. This section briefly highlights some of the risks and is necessarily incomplete. Eligible Employees should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Offer. In addition, we strongly urge you to read the remainder of this Offer to Exchange, the Election Package and the Election Summary Guide before deciding to participate in the Offer. The list of risks does not include certain risks that may apply to Eligible Employees who live and work outside of the United States. We urge those employees to read the sections in this Offer to Exchange discussing tax consequences in various countries, as well as the other documents listed above, and to consult with an investment and tax advisor as necessary before deciding to participate in this Offer.

                                ECONOMIC RISKS

   IF OUR STOCK PRICE INCREASES AFTER THE DATE YOUR TENDERED CURRENT OPTIONS ARE CANCELLED, YOUR CANCELLED CURRENT OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE NEW OPTIONS THAT YOU WILL RECEIVE IN EXCHANGE FOR THEM.

   For example, if you cancel a Current Option with a $37 grant price, and Kodak's common stock appreciates to $40 per share when the New Options are granted, your New Option will have a higher grant price than your Current Option and represent the right to purchase fewer shares of common stock than your Current Option.

   IF KODAK IS ACQUIRED BY OR MERGES WITH ANOTHER COMPANY, YOUR CANCELLED CURRENT OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE NEW OPTIONS THAT YOU WILL RECEIVE IN EXCHANGE FOR THEM.

   These types of transactions could have substantial effects on the price of our common stock, including potentially substantial appreciation in the price of our stock. Depending on the structure of this type of transaction, tendering Eligible Employees might be deprived of any further price appreciation in the stock associated with the New Options.

   In addition, in the event of an acquisition of our company for stock, tendering Eligible Employees might receive New Options to purchase shares of a successor to our company, where the grant price of the New Options would be equal to the fair market value of such acquirer's stock on the Grant Date. Eligible Employees who do not tender in the Offer will have their outstanding Current Options treated in accordance with the terms of the Option Plan they were granted under and if their Current Options are assumed by the successor to our company, those options would be priced in accordance with the terms of the transaction. This could potentially result in a greater financial benefit for those Eligible Employees who opted not to participate in this Offer and who instead retained their Current Options.

   IF YOUR EMPLOYMENT TERMINATES PRIOR TO THE GRANT OF THE NEW OPTIONS, YOU WILL RECEIVE NEITHER THE NEW OPTIONS NOR THE RETURN OF YOUR CANCELLED CURRENT OPTIONS.

   Once your Current Options are cancelled, you will no longer have any rights with respect to these options. Accordingly, if your employment terminates for any reason prior to the grant of the New Options, you will not have the benefit of either the cancelled Current Options or the New Options.

   IF YOUR EMPLOYMENT TERMINATES AS PART OF A REDUCTION-IN-FORCE PRIOR TO THE GRANT OF THE NEW OPTIONS, YOU WILL RECEIVE NEITHER THE NEW OPTIONS NOR THE RETURN OF YOUR CANCELLED CURRENT OPTIONS.

   Kodak's revenues are dependent on the health of the economy and the purchases by its current and future customers. If the economic conditions in the United States remain stagnant or worsen or if a wider or global economic slowdown occurs, our business, operating results, and financial condition may be materially adversely impacted and we may undertake various measures to reduce our expenses including, but not limited to, further reductions-in-force of certain of our employees or those of our Participating Subsidiaries.

   If another company acquires Kodak, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of New Options under the Stock Option Exchange Program. Termination for this, or any other, reason before the New Options are granted means that you will not receive the New Options, nor will you receive any other consideration for your Current Options that were cancelled.

   IF YOUR EMPLOYMENT TERMINATES AS A RESULT OF AN ACQUISITION OR MERGER OF KODAK PRIOR TO THE GRANT OF THE NEW OPTIONS, YOU WILL RECEIVE NEITHER THE NEW OPTIONS NOR THE RETURN OF YOUR CANCELLED CURRENT OPTIONS.

                   TAX-RELATED RISKS FOR NON-U. S. RESIDENTS

   If you are an Eligible Employee residing outside of the U.S. and you take advantage of this Offer, you may be liable for tax and social insurance contributions on the fair market value of the New Options. Additionally, you may lose the ability to claim preferential tax treatment in connection with your New Options. In addition, you may have exchange control reporting obligations associated with the transfer of funds in connection with the New Options or the ownership of foreign shares of stock. A general summary of the tax implications of the option exchange in your country can be found in Sections 15 through 72 of this Offer to Exchange. However, these summaries are general in nature and necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore strongly recommend you consult with a tax advisor in your own country as to the tax consequences of participating in the Offer.

   If you are eligible for the Offer because you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. You should consult your own tax advisor to discuss these consequences.

                            BUSINESS-RELATED RISKS

   For a description of risks related to Kodak's business, please see Section 76 of this Offer to Exchange.

                                   THE OFFER

1.  ELIGIBLE EMPLOYEES

   Employees are "Eligible Employees" if they: (i) are employed by Kodak or a Participating Subsidiary on the date the Offer commences; (ii) hold Current Options on the date the Offer commences; (iii) remain an employee of Kodak or one of its Participating Subsidiaries through the Expiration Date; and (iv) do not, on or prior to the Expiration Date, elect to terminate their employment or receive a notice of termination from their employer (individually an "Eligible Employee"). The five most senior executive officers of Kodak are not eligible to participate in the Offer and, therefore, are not Eligible Employees. Also, the members of Kodak's Board of Directors are not eligible to participate in the Offer.

   Certain individuals employed by the Peoples Republic of China or Vietnam who are providing services to a Participating Subsidiary and who would, but for the laws of such country, otherwise be classified by the Participating Subsidiary as employees are employees of the Participating Subsidiary solely for purposes of this Offer.

   In order to receive the New Options, you must be an employee of Kodak or one of its Participating Subsidiaries on the date the New Options are granted (the "Grant Date") which will be at least six months and one day after the date the Current Options are cancelled (the "Cancellation Date"). If Kodak does not extend the Offer, the New Options are scheduled to be granted on August 26, 2002.

2.  NUMBER OF OPTIONS; EXPIRATION DATE

   We are offering Eligible Employees the opportunity to exchange all outstanding, unexercised stock options to purchase shares of our common stock granted under the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan, the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, the Kodak Stock Option Plan, the Wage Dividend Plan or the 2000 Omnibus Long-Term Compensation Plan (together the "Option Plans" and individually an "Option Plan") that are held by them (the "Current Options") in return for new options that we will grant under the same Option Plan pursuant to which the cancelled Current Option it replaces was granted (the "New Options").

   Unless we extend the Offer, it is scheduled to expire on 11:59 P.M., Eastern Time (U.S.), on February 22, 2002 (the "Expiration Date"). See Section 73 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the Offer. If you accept this Offer, your Current Options will be cancelled on the first day following the Expiration Date (the "Cancellation Date"), which is currently scheduled to be February 23, 2002.

   To participate in the Offer, you MUST tender all of your Current Options for cancellation. In other words, you may not tender some of your Current Options and keep the balance of your Current Options. If you wish to tender any of your Current Options, you must tender all of your Current Options.

   The New Options will be granted on a date that is at least six months and one day after the Cancellation Date. Assuming we do not extend the Expiration Date, we presently expect the Grant Date to be no earlier than August 26, 2002.

   Our Offer is subject to the terms and conditions described in this Offer to Exchange. We will only accept Current Options that are properly exchanged and not validly withdrawn in accordance with Section 5 of this Offer to Exchange before the Offer expires on the Expiration Date.

   Your participation in this Offer is voluntary. If your Current Options are properly tendered and accepted for exchange, the Current Options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive that number of New Options determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

   Current Options granted in 1998 and 2000 under the Kodak Stock Option Plan will be exchanged at a 1.5 for 1 ratio. This means that for each one and a half (1.5) shares of our common stock subject to your Current Option, you will receive a New Option for one share of common stock.

   For all of your other Current Options, the table below shows the number of shares of our common stock subject to the Current Option that you must exchange for each share of common stock subject to the New Option, based on the grant price of the Current Option:

                                                  Exchange
                    Grant Price of Current Option  Ratios
                    ----------------------------- ---------
                           Less than $37.00......   1-for-1
                           $37 through $57.99.... 1.5-for-1
                           $58 through $69.99....   2-for-1
                           $70 through $78.99.... 2.5-for-1
                           $79 and higher........   3-for-1

   We will not issue any New Options exercisable for fractional shares. Instead, if the exchange conversion yields a fractional amount of shares, we will round up (.50 or over) or down (.49 or under) to the nearest whole number of shares with respect to each option.

   The New Options will be issued under the same Option Plan as the related Current Option cancelled in the Offer. The terms and conditions of a New Option will be substantially identical to the Current Option it replaces, except that the New Option will have a new grant price and grant date and in most cases will cover a fewer number of shares of our common stock. Also, in certain countries other than the United States, the New Options may be subject to different terms and conditions than the Current Options they replace.

   IF, FOR ANY REASON, YOU DO NOT REMAIN AN EMPLOYEE OF KODAK OR ONE OF ITS PARTICIPATING SUBSIDIARIES THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED CURRENT OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. IF YOUR EMPLOYMENT TERMINATES AFTER YOU TENDERED YOUR CURRENT OPTIONS, BUT PRIOR TO THE EXPIRATION DATE, YOU ARE NOT ELIGIBLE TO PARTICIPATE IN THE OFFER.

   If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for a period of at least ten business days after the date of such notification:

   (1) we increase or decrease the amount of consideration offered for the Current Options;

   (2) we decrease the number of Current Options eligible to be tendered in the Offer; or

   (3) we increase the number of options eligible to be tendered in the Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to the Offer immediately prior to the increase.

   For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:00 midnight through 11:59 P.M., Eastern Time (U.S.).

   As of December 10, 2001, options to purchase an aggregate of 31,353,133 share of our common stock were eligible for exchange under this Offer.

3.  PURPOSE OF THE OFFER

   We granted the Current Options outstanding under the Option Plans for one or more of the following purposes:

    . to encourage our employees to act as owners, which helps align their interests with those of our shareholders

    .  to reward and motivate our employees for profitable growth; and

    .  to encourage our employees to continue their employment with us.

   Many of our outstanding options, whether or not they are currently vested and exercisable, have grant prices that are significantly higher than the current market price of our common stock. We understand that, for our stock option programs to provide the intended retention and performance incentives for our employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions and the decline in the price of our common stock, we believe that employees may feel that the opportunity for realizing value is limited with their Current Options. By making this Offer to Exchange Current Options for New Options that will (1) have a grant price equal to the mean between the high and low trading price at which our common stock trades on the New York Stock Exchange on the Grant Date of the New Options, and (2) vest in accordance with the vesting schedule applicable to the related Current Option cancelled in this Offer, we hope to restore our employees' confidence in their potential ability to realize value in connection with their employment with us thereby encouraging our employees to remain with Kodak and ultimately maximizing shareholder value.

   Neither we nor our Board of Directors makes any recommendation as to whether you should tender your Current Options, nor have we authorized any person to make any such recommendation. Note that the New Options may have a higher grant price than some or all of your Current Options. You are urged to evaluate carefully all of the information in this Offer and to consult your own investment and tax advisors.

   You must make your own decision whether to tender your Current Options for exchange.

4.  PROCEDURES FOR PARTICIPATING IN THE OFFER TO EXCHANGE

  Proper Tender of Options

   To validly tender your Current Options through the Offer, your properly completed election must be received by us no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if we extend the expiration of the Offer). WE WILL NOT ACCEPT ANY ELECTION RECEIVED AFTER EXPIRATION OF THE OFFER. Your election must be made in one of the following four ways:

    . Stock Option Exchange Web Site. You may participate by properly completing the online election on the Stock Option Exchange Web Site on:
       (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number (PIN) before you can enter your online election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number by a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline.

       While all Eligible Employees can access the Stock Option Exchange Web Site, use of the online election in some countries will not be permitted due to local law. In these countries, to participate you MUST make your election in one of the three other permissible forms of election. Those countries where you will not be permitted to use the online election are: Belgium, Brazil, Dubai/ United Arab Emirates, Egypt, France, Hungary, India, Indonesia, Italy, Japan, Kenya, Lebanon, Netherlands, Panama, Poland, Ukraine, Uruguay, and Vietnam.

    . Fax. You may participate by faxing a properly completed, signed and dated Election Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

    . Intracompany Mail. You may participate by mailing a properly completed, signed and dated Election Form to the following intracompany address:
       Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

    . Standard Mail. You may participate by mailing a properly completed, signed and dated Election Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

   THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING YOUR ELECTION TO PARTICIPATE IN THE OFFER, IS AT YOUR RISK. IF DELIVERY IS BY STANDARD MAIL, WE RECOMMEND THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

  Determination of Validity; Rejection of Current Options; Waiver of Defects; No Obligation to Give Notice of Defects

   We will determine, in our discretion, all questions as to form, validity, including time of receipt, eligibility and acceptance of any tender of Current Options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Current Options that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Otherwise, we expect to accept all properly and timely tendered Current Options which are not validly withdrawn. We may also waive any of the conditions of this Offer or any defect or irregularity in any tender with respect to any particular Current Options or any particular Eligible Employee. No tender of Current Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, and no one will be liable for failing to give notice of any defects or irregularities.

  Our Acceptance Constitutes an Agreement

   Your tender of Current Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Offer and will be controlling, absolute and final, subject to your withdrawal rights under
Section 5 below and our acceptance of your tendered Current Options in accordance with Section 6 below. Our acceptance for exchange of your Current Options tendered by you pursuant to this Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of this Offer.

   Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly tendered Current Options that have not been validly withdrawn.

5.  WITHDRAWAL RIGHTS

   You may only withdraw your tendered Current Options, and thus change your election to participate, in accordance with the provisions of this Section 5.

   You may withdraw your tendered Current Options at any time prior to 11:59 P.M., Eastern Time (U.S.) on February 22, 2002. If we extend this Offer beyond that time, you may withdraw your tendered Current Options at any time until the extended expiration of this Offer.

   If your employment with us terminates prior to the expiration of the Offer, your tendered Current Options will automatically be withdrawn. Similarly, if you elect to leave or receive a notice of termination from your employer prior to the expiration of the Offer, your tendered Current Options will automatically be withdrawn. If the tender of your Current Options is automatically withdrawn, you will no longer be eligible to participate in the Offer, but you may be able to exercise your Current Options pursuant to their terms.

   To validly withdraw your tendered Current Options, and thus change your election to participate in the Offer, you must do so in one of the following four ways:

    . Stock Option Exchange Web Site. You may change your election by properly completing the online change of election on the Stock Option Exchange Web Site on: (1) Kodak's Intranet at: hrglobalid.kodak.com; or
       (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number
       (PIN) before you can enter your online change of election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number by a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline.

       While all Eligible Employees can access the Stock Option Exchange Web Site, use of the online change of election in some countries will not be permitted due to local law. In these countries, to withdraw your tendered Current Options, and thus change your election to participate, you MUST make your change of election in one of the three other permissible forms. Those countries where you will not be permitted to use the online change of election are: Belgium, Brazil, Dubai/ United Arab Emirates, Egypt, France, Hungary, India, Indonesia, Italy, Japan, Kenya, Lebanon, Netherlands, Panama, Poland, Ukraine, Uruguay, and Vietnam.

    . Fax. You may change your election by faxing a properly completed, signed and dated Change Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

    . Intracompany Mail. You may change your election by mailing a properly completed, signed and dated Change Form to the following intracompany address: Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

    . Standard Mail. You may change your election by mailing a properly completed, signed and dated Change Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

   You must change your election with respect to all of your tendered Current Options; you may not change your election with respect to only a portion of your Current Options. Also, if you change your election, you may not again tender your Current Options under the Offer.

   Except in accordance with the next sentence, the Change Form must be executed by the Eligible Employee who tendered the Current Options to be withdrawn. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Change Form.

   You may only change your election one-time. If you elect to tender your Current Options and then change your election, you will not be able to participate in the Offer.

   Neither we nor any other person is obligated to give notice of any defects or irregularities in any Change Form, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to form and validity, including time of receipt, of all changes of election. Our determination of these matters will be final and binding.

   THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING YOUR CHANGE OF ELECTION, IS AT YOUR RISK. IF DELIVERY IS BY STANDARD MAIL, WE RECOMMEND THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

6.  ACCEPTANCE OF CURRENT OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS

   Upon the terms and subject to the conditions of this Offer and as promptly as practicable following the Expiration Date, we expect to accept for exchange and cancel Current Options properly tendered and not validly withdrawn before the Expiration Date and to notify all Eligible Employees who have tendered their Current Options of our acceptance. If your tendered Current Options are accepted and cancelled on February 23, 2002, the first day immediately following the scheduled Expiration Date of the Offer, you will be granted your New Options on or promptly after August 26, 2002, which is the first business day that is at least six months and one day after the date the tendered Current Options are expected to be accepted for exchange and cancelled. If we extend the date by which we must accept and cancel Current Options properly tendered, you will be granted New Options on a subsequent trading day that is on or promptly after the first trading day that is at least six months and one day after the extended date of acceptance and cancellation of tendered Current Options.

  Consequences of Kodak Being Acquired

   If we merge into or are acquired by another company prior to the expiration of the Offer, you may withdraw your tendered Current Options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options.

   If we are merged into another entity after your tendered Current Options are accepted for exchange and cancelled but before the New Options are granted, the surviving company would automatically assume Kodak's obligations with respect to the Offer. The type of security and the number of shares subject to the each New Option would be determined by the acquisition agreement between us and the acquirer based on the same principles applied to the handling of the options to acquire our common stock that are outstanding at the time of the acquisition. As a result of the ratio in which our common stock may convert into an acquirer's common stock in an acquisition transaction, you may receive options for more or fewer shares of the acquirer's common stock than the number of shares you would receive if you had not participated in the Offer. In addition, if you had not participated in the Offer, you may, under the terms of certain Option Plans, be entitled to a lump sum cash payment for your Current Options.

   If we are acquired and become a subsidiary of the acquiring corporation after your tendered options are accepted for exchange and cancelled, but before the New Options are granted, the obligations of Kodak in connection with the Offer would not be automatically assumed by the acquiring company. While we may seek to make provision for tendering option holders in the merger agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted in the event of such an acquisition.

  No Partial Tenders

   To participate in the Offer, you must tender all of your Current Options for cancellation. In other words, you may not tender some of your Current Options and keep the balance of your Current Options. If you wish to tender any of your Current Options, you must tender all of your Current Options.

  Acceptance of Tendered Options

   For purposes of the Offer, we will be deemed to have accepted Current Options that are validly tendered and are not properly withdrawn when we give oral or written notice of our acceptance of such options, which will likely be by press release. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly tendered Current Options that are not validly withdrawn. When we accept your tendered Current Options for exchange and we cancel those options, you will have no further rights with respect to those options or under their corresponding stock option agreements. By tendering your Current Options, you agree that the applicable stock option agreements will terminate upon our cancellation of your tendered Current Options. As soon as administratively practical after we accept and cancel tendered Current Options, we will send each tendering Eligible Employee a notice indicating the number of shares subject to the Current Options that we have accepted and cancelled, the number of shares that will be subject to the New Options and the expected Grant Date of the New Options.

   If you are on an authorized leave of absence on the Grant Date of the New Options, you will be entitled to a grant of New Options only if you return to active employment with Kodak or one of its Participating Subsidiaries prior to the first anniversary of the Grant Date. In that event, you will receive a grant of New Options on the day you return to active employment.

7.  CONDITIONS OF THE OFFER

   Notwithstanding any other provision of the Offer, we will not be required to accept any Current Options tendered for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any Current Options tendered for exchange, in each case, subject to Rule 13e-4(f) (5) under the Securities Exchange Act, if at any time on or after January 28, 2002 and before the Expiration Date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with the acceptance and cancellation of the Current Options tendered for exchange:

   (a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered Current Options pursuant to the Offer, the issuance of New Options, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Kodak or our subsidiaries or affiliates, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or affiliates or materially impair the contemplated benefits of the Offer to us;

   (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries or affiliates, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

      (1) make the acceptance for exchange of, or issuance of New Options for, some or all of the tendered Current Options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

      (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue New Options for, some or all of the tendered Current Options;

      (3) materially impair the benefits we hope to receive as a result of the Offer; or

      (4) materially and adversely affect the business, condition (financial or other), income, operations or prospects of Kodak or our subsidiaries or affiliates, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or affiliates or materially impair the contemplated benefits of the Offer to us;

   (c) there shall have occurred:

      (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

      (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

      (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

      (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

      (5) any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition

          (financial or other), operations or prospects of Kodak or our subsidiaries or affiliates or on the trading in our common stock;

      (6) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or affiliates or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

      (7) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

      (8) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on January 28, 2002;

   (d) there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof which could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the Offer;

   (e) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

      (1) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before January 28, 2002;

      (2) any such person, entity or group that has filed a Schedule 13D or
          Schedule 13G with the SEC before January 28, 2002 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

      (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or
   (f) any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries or affiliates that, in our judgment, is or may be material to us or our subsidiaries or affiliates.

   The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.  PRICE RANGE OF COMMON STOCK UNDERLYING THE CURRENT OPTIONS

   Our common stock is traded on the New York Stock Exchange under the symbol "EK." The following table shows, for the periods indicated, the high and low closing sales price per share of common stock as reported by the New York Stock Exchange at the times indicated.

                                                     High   Low
                                                    ------ ------
               Fiscal Year 2001
                  Year ended December 31, 2001..... $49.95 $24.40
                  Quarter ended December 31, 2001.. $36.10 $24.40
                  Quarter ended September 30, 2001. $47.38 $30.75
                  Quarter ended June 30, 2001...... $49.95 $37.76
                  Quarter ended March 31, 2001..... $46.65 $38.19
               Fiscal Year 2000
                  Year ended December 31, 2000..... $67.50 $35.31
                  Quarter ended December 31, 2000.. $48.50 $35.31
                  Quarter ended September 30, 2000. $65.79 $39.75
                  Quarter ended June 30, 2000...... $63.63 $53.19
                  Quarter ended March 31, 2000..... $67.50 $53.31

   On January 11, 2002, the mean between the high and low trading price at which of our common stock traded on the New York Stock Exchange was $27.45 per share.

   We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

9.   SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS

  Consideration

   We will issue New Options to purchase our common stock under the applicable Option Plan (the same Option Plan under which the related Current Options were originally granted) in exchange for Current Options properly tendered and cancelled in the Offer by us, subject to the terms set forth in the Offer.

   The number of New Options to be granted in exchange for Current Options that are accepted for exchange and cancelled will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

   Current Options granted in 1998 and 2000 under the Kodak Stock Option Plan will be exchanged at a 1.5 for 1 ratio. This means that for each one and a half (1.5) shares of our common stock subject to your Current Option, you will receive a New Option for one share of common stock.

   For all of your other Current Options, the table below shows the number of shares of our common stock subject to the New Option that you will receive in exchange for the shares of our common stock subject to your Current Option based on the grant price of your Current Option:

                                                  Exchange
                    Grant Price of Current Option  Ratios
                    -----------------------------  ------
                          Less than $37.00.......  1-for-1
                         $37 through $57.99...... 1.5-for-1
                         $58 through $69.99......  2-for-1
                         $70 through $78.99...... 2.5-for-1
                           $79 and higher........  3-for-1

   We will not issue any New Options exercisable for fractional shares. Instead, if the exchange conversion yields a fractional amount of shares, we will round up (.50 or over) or down (.49 or under) to the nearest whole number of shares with respect to each New Option.

   The issuance of New Options under this Offer will not create any contractual or other right of the recipients to receive any future grants of stock options or benefits instead of stock options or any right of continued employment.

  Description of Option Plans and New Options

   The following description of the Option Plans and the New Options is only a summary of some of the material provisions of those documents, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the Options Plans. Information regarding our Option Plans may be found in the S-8 Registration Statements and related Prospectuses prepared in connection with each of the Option Plans. Please contact the Stock Option Exchange Hotline, Inside Kodak, Knet: 224-4503; Toll-Free US & Canada: 1-866-854-7887; and Long-Distance: 1-585-724-4503 to
request copies of the Option Plans and related Prospectuses. Copies will be provided promptly at our expense.

   The New Options required to be granted under this Offer will be issued under one of five stock options plans: the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan (the "1990 Plan"), the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan (the "1995 Plan"), the Kodak Stock Option Plan, the Wage Dividend Plan and the 2000 Omnibus Long-Term Compensation Plan (the "2000 Plan"). The Option Plans permit the grant of non-qualified stock options and stock appreciation rights.

   As of January 11, 2002, there were 4,573,700, 214,559, and 7,861,107 shares of common stock available for issuance under the Kodak Stock Option Plan, the Wage Dividend Plan, and 2000 Plan, respectively. Given that the term of the 1990 Plan and 1995 Plan have expired, there are presently no shares of common stock available for issuance under either of these plans. Our stockholders, however, approved an amendment to both of these plans to permit the granting of those New Options to be issued pursuant to terms of the Offer.

   The terms of the New Options are expected to be the same as the related Current Options cancelled in the exchange, except that (i) the New Options will be granted on a date that is at least six months and one day after the date the Current Options are cancelled; (ii) the grant price of the New Options will be the mean between the high and low trading price at which our common stock trades on the New York Stock Exchange on the date the New Options are granted (or as modified to comply with local tax laws for New Options granted in certain countries outside the United States); and (iii) the number of shares underlying the New Options will be determined as described above. Also, in certain countries other than the United States, the New Options may be subject to different terms and conditions than the Current Options they replace.

   All Current Options subject to this Offer are non-qualified options for purposes of the Internal Revenue Code of 1986, as amended. All New Options that may be granted pursuant to this Offer will also be non-qualified options for purposes of the Internal Revenue Code of 1986, as amended.

   The New Options will be subject to the terms and conditions of the Offer, the Option Plan under which they will be granted, and the option agreement for the related Current Option, as amended by the Election Package.

   This Offer also includes outstanding Stock Appreciation Rights ("SARs") granted under the Options Plans to Eligible Employees. These SARs will be eligible for exchange under this Offer on essentially the same terms and conditions as Current Options. Thus, each new SAR will be issued under the same Option Plan under which the related current SAR was originally granted. Each new SAR will be subject to the terms and conditions of the Offer, the Option Plan under which it will be granted, and the award agreement for the related current SARs, as amended by the Election Package.

  Administration

   The Executive Compensation and Development Committee (the "Committee") of our Board of Directors administers the Option Plans, unless it has delegated administration to Kodak. The Committee has the authority to construe, interpret and amend the Option Plans. The Committee determines the employees and, in the case of the 2000 Plan, the non-employee directors, to whom grants of options to acquire our common stock are made based on such factors as the Committee may deem relevant. The Committee also determines, subject to the terms and conditions of the Option Plans, the terms and conditions of the options, including the number of options, the effective date of grant, and the option exercise period and vesting schedule.

  Term

   The options granted under our Options Plans may not have a term greater than 10 years. Each New Option will have a term equal to the remaining term of the surrendered Current Option it replaces (as modified to comply with the laws of certain countries outside the United States).

  Termination

   Generally, you may exercise the vested portion of your New Option at any time prior to the date the New Option expires. If, however, your employment with Kodak or its subsidiaries or affiliates terminates, the time in which you may exercise the vested portion of your New Option may be shortened. Unless the option agreement for your New Option states otherwise, if your employment terminates within one year of the date of grant of the Current Option which was exchanged for the New Option for any reason, other than death or a permitted reason, you will forfeit the New Option upon your termination of employment. Thereafter, should you terminate your employment for any reason other than death, disability, retirement or an approved reason, you will immediately forfeit that portion of your New Option which is not vested and have only 60 days in which to exercise the vested portion of your New Option.

  Termination of Employment Before the Grant Date of the New Options

   If, for any reason, you are not an employee of Kodak or one of its Participating Subsidiaries from the date you tender your Current Options through the date the New Options are granted, you will not receive any New Options or any other consideration in exchange for your tendered Current Options that have been accepted for exchange. By way of example, this means if you quit, with or without good reason, or die, or we terminate your employment, with or without cause, before the date we grant the New Options, you will not receive anything for the Current Options that you tendered and which we cancelled.

  Grant Price

   Generally, the Committee determines the grant price at the time an option is granted under an Option Plan. Our Stock Option plans generally prohibit the grant of stock options with a grant price less than the fair market value of the our common stock on the date the stock option is granted. The grant price of the New Options will be the mean between the high and low trading price at which our common stock trades on the New York Stock Exchange on the date the New Options are granted (as modified to comply with the tax laws of certain counties outside the United States).

   Accordingly, we cannot predict the grant price of the New Options. Your New Options may have a higher grant price than some or all of your Current Options.

  Vesting

   Each option agreement specifies the term of the option and the date when the option becomes exercisable. The terms of vesting are determined by the Committee. The Current Options granted under the Kodak Stock Option Plan generally vest on the second anniversary of the date they are granted. The Current Options granted to our executives generally vest in one third increments on each of the first three anniversaries of the date they are granted.

   The New Options will have the same vesting schedule and vesting dates as the related Current Options cancelled in the exchange (as modified to comply with the laws of certain countries outside of the United States). Accordingly, the New Options will be vested on the date of grant to the extent that the related Current Options tendered for exchange would have been vested on that date and the remaining New Options will become vested in accordance with the vesting schedule as the related Current Options that were cancelled in the exchange.

  Payment of Grant Price

   You may exercise your New Options, in whole or in part, by contacting our stock option administrator, Mellon Investor Services. By contacting Mellon Investor Services and following the administrative procedures that have been established, you can exercise your stock options by telephone, the Intranet or Kodak Internet, or, if you are located outside the U.S. or Canada, by fax through your local Human Resources Representative. For more details, contact Mellon Investor Services at: Inside Kodak, Knet: 271-9400; Toll-Free US &
Canada: 1-877-576-4968; and Long-Distance: 1-201-296-0438. The permissible methods of payment of the grant price are established under the terms of our Option Plans and generally include the following (the permissible methods may be limited in certain countries outside the United States):

    .  cash or check
    .  cashless exercise,
    . tender to us of shares of our common stock which have been owned by you for at least six months, having a fair market value on the date of exercise equal to the aggregate grant price, or
    .  a combination of the foregoing methods.

  Plan Amendment or Termination and Award Amendments

   In general, under the Option Plans, the Committee may from time to time change, suspend or terminate one or more of the Option Plans or amend the terms of the Options Plans and any outstanding options under the Option Plans, including amendments to the Option Plans prior to the Grant Date of the New Options, provided any approvals required under applicable law or stock exchange rules are obtained and, generally, no amendment, suspension or termination can be made to outstanding Current Options that would adversely affect the existing rights of an Eligible Employee without his or her consent. We do not presently anticipate that the Committee will make any material amendments to the Option Plans prior to the date of grant of the New Options other than amendments that the Committee considers necessary or desirable to comply with local tax or regulatory requirements or in connection with the Offer.

  Adjustments Upon Certain Events

   Appropriate adjustments may be made by the Committee to the number or kind of shares covered by options, both as to options granted or to be granted, including the New Options, and to the grant price per share, to give effect to adjustments to the number of our common stock or types of our securities which result from certain corporate transactions.

  Transferability of Options

   In general, the New Options may not be transferred. In some cases, however, the New Options may, after their issuance, be transferred under the laws of descent and distribution. In these cases, the New Options may be exercised by the person who acquires the right to exercise the option by bequest or inheritance.

  No Stockholder Rights and Employment Rights

   Eligible Employees have no stockholder rights with respect to any of our common stock subject to outstanding options until such shares are purchased in accordance with the provisions of the applicable Option Plan and option agreement. Nothing in any of the Option Plans confers upon any Eligible Employee any right to continued employment.

  Registration of Common Stock

   All of our common stock issuable upon exercise of options under the Option Plans, including the shares that will be issuable upon exercise of all New Options to be granted pursuant to the Offer, have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Unless you are one of our affiliates, you will be able to sell your common stock issued upon exercise of New Options free of any transfer restrictions under applicable securities laws.

  Tax Consequences

   You should refer to Sections 14 through 72 for a discussion of tax consequences of accepting or rejecting this Offer to tender Current Options for cancellation and of the grant of the New Options under this Offer to Exchange. We recommend that you consult with your own tax advisor to determine the tax consequences of the Offer under the laws of the country or countries in which you are a taxpayer.

   This summary of the Option Plans, the Current Options and the New Options is qualified in its entirety by the specific language of the Option Plans and applicable option agreement, copies of which are available upon request by contacting the Stock Option Exchange Hotline, Inside Kodak, Knet: 224-4503; Toll-Free US & Canada: 1-866-854-7887; and Long-Distance: 1-585-724-4503.

10.   INFORMATION CONCERNING KODAK

   The address of our principal executive office is 343 State Street, Rochester, New York 14560, U.S.A., where the telephone number is 1-585-724-4000. Our Internet address on the worldwide web is http://www.kodak.com. Information contained on our website does not constitute a part of this Offer to Exchange. Questions about this Offer or requests for assistance or for additional copies of this Offer to Exchange, the Election Package or the Election Summary Guide should be directed to Stock Option Exchange Hotline, Inside Kodak, Knet: 224-4503; Toll-Free US & Canada:
1-866-854-7887; and Long-Distance: 1-585-724-4503.

   Kodak is the world's largest manufacturer and marketer of imaging products and has one of the world's most recognized and respected brand names. We make photographic films and papers for a wide range of consumer, entertainment, professional, business, and health-related uses. We develop, manufacture, and market traditional and digital cameras, photographic plates and chemicals, processing and audiovisual equipment, as well as document management products, applications software, printers, and other business equipment. We also provide photographic processing and repair and maintenance services. Kodak products are sold throughout the world.

   The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2000, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, are incorporated herein by reference. See "The Offer: 75. Additional Information" for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE CURRENT OPTIONS AND OUR COMMON STOCK

   A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of January 17, 2002, our executive officers and directors as a group (twenty eight (28) persons) beneficially owned options outstanding under all of our stock option plans to purchase a total of 3,915,505 shares of our common stock, which represented approximately 7.68% of the shares subject to all options outstanding as of that date. The options held by our non-employee directors and our five most senior executive officers are not eligible to be tendered in the Offer. Our remaining executive officers are eligible to participate in the Offer.

   The following table sets forth the beneficial ownership of our executive officers and directors of options outstanding as of January 17, 2002.

                                     Number of Options to Purchase
           Name of Beneficial Owner Common Stock on January 17, 2002
           ------------------------ --------------------------------
           Michael P. Benard.......              110,501
           Richard S. Braddock.....                6,000
           William W. Bradley......                4,000
           Charles S. Brown, Jr....              192,456
           Robert H. Brust.........              306,000
           Daniel A. Carp..........            1,252,314
           Martha Layne Collins....                6,000
           Martin M. Coyne.........              359,492
           Timothy M. Donahue......                4,000
           Alice F. Emerson........                6,000
           Paul E. Gray............                6,000
           Carl E. Gustin, Jr......              210,798
           Durk I. Jager...........                6,000
           Debra L. Lee............                6,000
           Delano E. Lewis.........                4,000
           Carl A. Marchetto.......               86,603
           Michael P. Morley.......              320,367
           Candy M. Obourn.........              156,973
           Daniel P. Palumbo.......              190,418
           Eric G. Rodli...........               81,125
           Robert P. Rozek.........               25,300
           Hector de J. Ruiz.......                4,000
           Willy C. Shih...........              166,666
           Eric L. Steenburgh......               76,872
           James C. Stoffel........              125,740
           Laura D'Andrea Tyson....                6,000
           Gary P. Van Graafeiland.              189,880
           Richard A. Zimmerman....                6,000

   The following is a list of the stock and stock option transactions involving our executive officers and directors during the 60 days prior to and including January 17, 2002:

    . As part of their annual compensation, we granted each non-employee director on January 2, 2002 a stock option for 2,000 shares of our common stock.

   Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were affected during the 60 days prior to January 17, 2002 by Kodak or, to the best of our knowledge, by any executive officer, director or affiliate of Kodak.

12. STATUS OF CURRENT OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER

   Many of our Eligible Employees hold Current Options with grant prices significantly higher than the current market price of our common stock. We believe it is in our best interest to offer these Eligible Employees an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing Current Options, which would enable Eligible Employees to immediately receive New Options with a grant price equal to our current market price (or as modified to comply with local tax laws for options granted in certain countries other than the United States), determined under the terms of the Option Plans. However, if we repriced Current Options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements relating to the repriced options which would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price.

   We believe that we can accomplish our goals of providing Eligible Employees the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without the accounting consequence described above because:

    . we will not grant any New Options to Eligible Employees who tender their Current Options in the Offer until a date that is at least six months and a day from the date we cancel Current Options tendered for exchange;

    . the grant price of all New Options will equal the mean between the high and low trading price at which our common stock trades on the New York Stock Exchange on the future date we grant the New Options (determined under the terms of the Option Plans); and

    . we will not grant any other options to Eligible Employees until after the date on which we grant the New Options.

   Current Options we accept for exchange and acquire pursuant to this Offer will be cancelled and will be returned to the pool of options available under the applicable Option Plan. The New Options will be granted from the same Option Plan under which the surrendered Current Options were granted. Except in the case of the 2000 Plan, to the extent the shares underlying the cancelled Current Options are not used in connection with this Offer to grant the New Options, they will not be available for future grants. In the case of the 2000 Plan, the shares underlying the cancelled Current Options not used in connection with this Offer to grant the New Options will be available for future grants to employees and other eligible plan participants.

13.   LEGAL MATTERS; REGULATORY APPROVALS

   We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Current Options and issuance of New Options to Eligible Employees as contemplated by this Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or cancellation of our options as contemplated herein, other than such other approvals as have been or are expected to be obtained by us. We are unable to predict whether we may be required to delay the acceptance of Current Options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept any tendered Current Options for exchange is subject to conditions, including the conditions described in Section 7.

   If we are prohibited by applicable laws or regulations from granting New Options immediately after the date we expect to grant the New Options (expected to be August 26, 2002), we will not grant any New Options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited we will not grant any New Options and you will not get any other consideration for the options you tendered.

14.   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

   The following is a general summary of the tax consequences of the cancellation of eligible non-qualified options and grant of new non-qualified options for Eligible Employees subject to tax in United States. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to review the country specific disclosures below and to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange.   We do not believe that you will be required to recognize
any income for U.S. federal income tax purposes solely as a result of the exchange of a Current Option for a New Option. We believe it is likely the exchange will be treated as a non-taxable exchange of non-qualified options.

   Grant of New Option. You will not be subject to U.S. federal income tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, the subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the grant price plus the income you recognized upon exercise of the New Option. This capital gain or loss will be treated as long-term or short-term depending on whether you held the shares for more than one year following the exercise of the New Option.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax on any dividends received.

   Withholding and Reporting. Withholding and reporting for income and employment tax are required when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

15.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN ARGENTINA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Argentina. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares on the difference between the sale price and the fair market value of the shares at exercise.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Argentina on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Argentina income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, withholding and reporting for income tax and social insurance are required when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is also your responsibility to pay any tax liability on dividends received.

   Personal Assets Tax. You may be subject to the Personal Assets Tax, please consult your own advisor.

   Bank Tax. You may be subject to the Bank Tax, please consult your own advisor.

   Stamp Tax. You may be subject to the Stamp Tax, please consult your own advisor.

16.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN AUSTRALIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Australia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. The voluntary relinquishment of the Current Options in exchange for the right to receive New Options will give rise to a taxable amount (which may be nil in certain circumstances). This occurs because the cancellation of the Current Option will constitute a disposal of the option in exchange for the right to receive a New Option ("New Right") at a later date. Note that the taxation consequences from the new issue arise in relation to the issue of the New Right as opposed to the New Options.

   We now provide a summary of the taxation issues which will arise on the:

   (a) Relinquishment of the Current Options; and

   (b) Issue of the New Right and subsequent New Option.

   The following taxation summary assumes that you did not make the election to be taxed on receipt of the Current Options.

   Relinquishment of Current Options. If you accept the Offer and exchange Current Options for the right to receive New Options at a later date ("New Right"), you will recognize a disposition of your Current Options at the time of their cancellation, which gives rise to a taxable event. The Current Options will be disposed of in consideration for the New Right even though you will not receive New Options if you are not an Eligible Employee on the Grant Date of the New Options.

   You will likely be taxed on the market value of the Current Options as of the date of the cancellation.

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

   Market Value of Current Options. The market value of the Current Options at the time of cancellation is determined as the higher of:

   (i) the market value of the shares as of the date of cancellation less the grant price; and

  (ii) the value determined in accordance with a statutory formula. This value is based on the grant price, market value of shares and the exercise period of the Current Option.

   As the Current Options are underwater options, the statutory formula will apply. Note that where the market value of the underlying shares of the Current Option at the time of relinquishment is less than 50% of the grant price, the market value of the Current Option will be nil. Therefore, in these circumstances no taxation will be payable on its cancellation.

   Acquisition of New Right. The acquisition of the New Right (that is the right to receive a New Option after the cancellation of the Current Option) will constitute the acquisition of a qualifying right under an employee share option scheme.

   You will only be subject to taxation on the acquisition of the New Right where you make an election to that effect ("Election"). Where the Election is not made, you will be subject to taxation at a later date, known as the Cessation Time.

   (a) Election is Made--Taxed on Exchange. If you make the Election, then you will be subject to tax on market value of the New Right less the market value of the Current Options at the time of cancellation. As the grant price of the New Option cannot be determined at this date, the market value of the New Right will be equal to the market value of the shares which are able to be obtained when the New Option is issued.

   (b) No Election is Made--Alternative Assessment Time. If you do not make the Election, then you will be taxed in the income year in which the earliest of the following occurs ("Cessation Time"):

      (i) the time when you dispose of the New Right or New Option acquired pursuant to the New Right (other than by exercising it);

     (ii) the time when your employment with Kodak or a Participating Subsidiary ceases;

    (iii) the time when the New Option acquired pursuant to the New Right is exercised; and

     (iv) the expiration date of the New Right.

You will be taxed on:

   (i) where you dispose of the New Right or New Option (or the shares acquired as a result of exercising the New Option) in an arm's length transaction within 30 days after the Cessation Time--the consideration you receive for the disposal less the consideration paid to acquire the New Right (reduced by the grant price of the New Option, if the New Option has been exercised); or

  (ii) in any other case--the market value of the New Right or New Option (or the shares acquired as a result of exercising the New Option) at the Cessation Time less the consideration paid to acquire the New Right (reduced by the grant price of the New Option, if the New Option has been exercised).

   The consideration paid to acquire the New Right is equal to the market value of the Current Options as of the date they were cancelled (detailed above).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Australia on any dividends received and to United States federal withholding tax. You may be entitled to a foreign tax credit against your Australian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, your local employer will withhold for income tax when you exercise your New Option. You will be responsible for reporting on your tax return and paying any tax liability. It is also your responsibility to pay any tax liability on dividends received.

17.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN AUSTRIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Austria. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option. However, this result is not certain. In addition, the new grant may not be treated as a new offering of options. This may impact your ability to obtain the beneficial treatment of the new provisions of the Austrian Income Tax Act (assuming the other requirements can also be met). Please consult with your tax advisor to determine your applicable tax treatment and what exemptions, if any, may apply to you.

   The following summary details the tax treatment of stock options, as clarified by the 1999 income tax guidelines issued by the Ministry of Finance. If the grant of the New Options is not considered a new offering (i.e., the old grant date still applies), your tax treatment may differ. Please consult your tax advisor to determine the specific tax rules applicable to your situation.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. You will likely be subject to income tax and social insurance contributions when you exercise the New Option. You will be taxed on the difference between the fair market value of the underlying shares on the date of exercise and the grant price. Please consult your tax advisor to determine if the New Option meets the requirements for beneficial tax treatment (including the applicable grant date). These benefits only apply in limited circumstances.

   Sale of Shares. If you acquire shares upon exercise and you sell your shares within 12 months of the exercise, you will be subject to tax on the gain. Assuming the option is taxed at exercise, the gain is calculated as the difference between the sale price and the fair market value of the underlying shares on the date of exercise. If you hold the shares at least 12 months, you will not be taxed on the difference between the sale price and the fair market value of the shares on the date of exercise.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Austria on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Austrian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, withholding and reporting for income tax and social insurance contributions are required to the extent the New Options are taxable at exercise. Your employer will report your taxable earnings at exercise to the Austrian tax authorities and will withhold accordingly. You are, however, responsible for reporting and paying taxes resulting from the sale of your shares or the receipt of any dividends.

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

   Exchange Control Information. If you hold shares purchased under the Option Plan outside of Austria (even if you hold them outside of Austria at a branch of an Austrian bank), you must submit a required report to the Austrian National Bank using the form "Standmeldung" unless the value of the shares held does not exceed EURO 75,000 as of December 31. The deadline for filing the report is March 31 of the following year.

   You will be subject to a separate reporting obligation if you elect to open a cash account with a broker outside of Austria. The opening of such an account must be reported to the Austrian National Bank. Additional yearly reporting requirements apply if the transaction volume of all of your cash accounts abroad exceeds EURO 75,000. If the transaction volume of such accounts exceeds EURO 2.5 million, you will be required to make monthly reports of the movements and the balance of such accounts.

18.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN BELGIUM

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Belgium. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will be subject to tax when the New Option is granted to you. Assuming that the New Options are not exercised before 1 January 2006, the taxable amount will be 7.5% of the value of the underlying shares on the date of the "offer," plus an additional 0.5% per year in which the New Option is exercisable after year five, if any, plus the amount by which the New Options are in the money on the date of the "offer." If you exercise your options before 1 January 2006, the taxable amount will be 15% of the value of the underlying shares on the date of the "offer," plus an additional 1% per year in which the New Option is exercisable after year five, if any, plus the amount by which the options are in the money on the date of the "offer."

   The date of your "offer" will be the date in which you receive written materials describing the terms and conditions of your New Options. This will likely occur in Fall 2002. You will have 60 days after the date of the Offer to reject your New Options. If you do not reject your New Options within 60 days of the Offer, they will be deemed accepted, and you will be taxed accordingly. Kodak will provide you with a form should you choose to reject your New Options. Kodak will also provide you with an undertaking form to elect not to exercise your New Options until 1 January 2006 for the reasons stated above.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell these shares.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Belgium on any dividends received and also to United States federal withholding tax. You may be entitled to deduct the U.S. federal income tax withheld from the basis on which your Belgium tax is calculated.

   Withholding and Reporting. You are responsible for reporting the grant of your New Options in your annual return and paying all applicable taxes. Your employer will report the taxable amount in the 281.10 salary form which will be given to you. You are also required to report any security or bank account held outside Belgium on your annual tax return.

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Belgium. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to acquire shares pursuant to this award.

   Dividends.  You are not eligible to acquire shares pursuant to this award.

   Withholding and Reporting. Your employer is not required to withhold or report the exercise of your new SAR. You will be responsible for reporting and paying your tax liability.

19.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN BRAZIL

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Brazil. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

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

   Exercise of New Option. Your option exercise methods are restricted to a cashless exercise for cash or cashless exercise for stock as described in the Exchange Control Information section below. As a result, you will be taxed on the shares sold at the time of exercise, that is, the difference between the fair market value at exercise of the shares sold and the grant price of such shares. When you utilize a cashless exercise for cash, you will be taxed on the entire gain, that is, the fair market value of the shares at exercise less the total grant price. When you utilize a cashless exercise for stock, you will only be taxed at exercise on the shares exercised and sold to cover the grant price.

   These gains will be subject to the 15% capital gains tax unless the amount of shares sold in that month does not exceed the exempt amount of R$20,000 (in combination with other shares sold for the month).

   Sale of Shares. If you exercise your New Option using a cashless exercise for stock, you will be subject to tax on the gain on the subsequent sale of the shares. You will be taxed on the difference between the fair market value of the shares on the date of the sale and the grant price of the shares, unless the amount of shares sold in the month does not exceed the exempt amount of R$20,000 (in combination with other shares sold for the month).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Brazil on any dividends received and to United States federal withholding tax at source. You may be entitled to a foreign tax credit against your Brazilian income tax for the United States federal income tax withheld.

   Withholding and Reporting. No tax withholding or reporting will occur at the time of grant, the exercise of your New Option or the subsequent sale of shares. You are responsible for including all information concerning your participation on your annual income tax return and paying all applicable taxes.

   Exchange Control Information. Due to exchange control regulations in Brazil, your exercise methods are limited to using a cashless exercise for cash or cashless exercise for shares.

20. MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN THE PROVINCE OF QUEBEC, CANADA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances (including the province in which you reside), nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. The tax treatment as a result of the exchange of a Current Option for a New Option is uncertain. It is possible that the Canada Customs and Revenue Agency ("CCRA") will successfully treat the exchange as (1) a tax-neutral exchange of options, (2) a taxable exchange of employee stock options, or (3) two separate transactions (i.e., a tender of Current Options for cancellation, followed by a grant of new and unrelated options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. For the purposes of this summary, it is assumed that the New Options will qualify as two separate transactions under Canadian tax law.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

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

   Exercise of New Option. Subject to the potential deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise your New Options on the difference between the fair market value of the shares on the date of exercise and the grant price. Only one-half of this "gain" is subject to tax; that is, you can permanently exclude one-half of this "gain" from the taxable amount. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

   You may be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the grant price) until the earliest of: (1) the time that you sell the shares purchased upon exercise,
(2) die or (3) become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by 15 January of the year following the year in which shares are purchased upon exercise.

   You can only defer the tax on the spread at exercise on the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

   If CCRA successfully assesses the transaction as a continuation of the Current Option (i.e., a tax-neutral or taxable exchange of employee options) the deferral will not be available.

   Cashless Exercise for Cash. If you use the cashless exercise for cash method of exercise, all shares acquired upon exercise will be sold immediately. Therefore, you will include in income the difference between the grant price and the sale price of the shares. You may exclude one-half of the gain in computing your taxable income. Any brokerage fees payable on the sale of the shares will give rise to a capital loss and may not be deducted from the taxable amount. However, one-half of this capital loss may be used to offset any taxable capital gains that you may have realized (in the current year or in the preceding three years), or will realize, on the disposition of other property in the year or any subsequent year.

   Cashless Exercise for Stock. If you use the cashless exercise for stock method of exercise, only the shares required to satisfy the grant price and any brokerage fees will be sold. You will be subject to tax on the portion of the option gain that relates to the shares you have sold. The taxable amount will be one-half of the difference between the grant price and the sale price. Any brokerage fees payable on the sale of the shares will give rise to a capital loss and may not be deducted from the taxable amount. However, one-half of this capital loss may be used to offset any taxable capital gains that you may have realized (in the current year or in the three preceding years), or will realize on the disposition of other property in the current year or any subsequent year. Taxation on the remaining portion of the New Option gain may be deferred if applicable and (subject to the C$100,000 limit) until the earliest of the time that you sell the shares purchased at exercise, die or become a non-resident of Canada.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

   If you own other Kodak common stock, which you have acquired upon exercise of other options or otherwise, your adjusted cost basis may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you will have to specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a taxation deferral election has been filed will also retain their own, unique cost basis. You are strongly advised to consult your tax advisor in any of these situations.

   One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Canada on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Canadian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer will report the income recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit, if applicable, to the CCRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your New Option.

   Your employer is not required to withhold income tax or social insurance contributions on any portion of your spread under the Option Plan. You will not be subject to additional social insurance contributions if your annual salary exceeds C$38,300 or such higher pensionable earnings limit as is applicable after 2001. You will be responsible for paying tax and any applicable social insurance contributions on the income arising from the exercise of options, the sale of shares and the receipt of dividends. For each year that you defer taxation, if applicable, you must file a Form T1212 with the CCRA with your annual tax return.

   Securities Information.   You are permitted to sell shares acquired upon the
exercise of the New Option through the designated broker, provided the resale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on the New York Stock Exchange.

21.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN CANADA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Canada, other than the Providence of Quebec. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances (including the province in which you reside), nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange.   The tax treatment as a result of the exchange of a
Current Option for a New Option is uncertain. It is possible that the Canada Customs and Revenue Agency ("CCRA") will successfully treat the exchange as (1) a tax-neutral exchange of options, (2) a taxable exchange of employee stock options, or (3) two separate transactions (i.e., a tender of Current Options for cancellation, followed by a grant of new and unrelated options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. For the purposes of this summary, it is assumed that the New Options will qualify as two separate transactions under Canadian tax law.

   Grant of New Option.   You will not be subject to tax when the New Option is
granted to you.

   Exercise of New Option.   Subject to the potential deferral provisions
discussed in the paragraph below, you will be subject to income tax when you exercise your New Options on the difference between the fair market value of the shares on the date of exercise and the grant price. Only one-half of this "gain" is subject to tax; that is, you can permanently exclude one-half of this "gain" from the taxable amount. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

   You may be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the grant price) until the earliest of: (1) the time that you sell the shares purchased upon exercise,
(2) die or (3) become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by 15 January of the year following the year in which shares are purchased upon exercise.

   You can only defer the tax on the spread at exercise on C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

   If CCRA successfully assesses the transaction as a continuation of the Current Option (i.e., a tax-neutral or taxable exchange of employee options) the deferral will not be available.

   Cashless Exercise for Cash.   If you use the cashless exercise for cash
method of exercise, all shares acquired upon exercise will be sold immediately. Therefore, you will include in income the difference between the grant price and the sale price of the shares. You may exclude one-half of the gain in computing your taxable income. Any brokerage fees payable on the sale of the shares will give rise to a capital loss and may not be deducted from the taxable amount. However, one-half of this capital loss may be used to offset any taxable capital gains that you may have realized (in the current year or in the preceding three years), or will realize, on the disposition of other property in the year or any subsequent year.

   Cashless Exercise for Stock.   If you use the cashless exercise for stock
method of exercise, only the shares required to satisfy the grant price and any brokerage fees will be sold. You will be subject to tax on the portion of the option gain that relates to the shares you have sold. The taxable amount will be one-half of the difference between the grant price and the sale price. Any brokerage fees payable on the sale of the shares will give rise to a capital loss and may not be deducted from the taxable amount. However, one-half of this capital loss may be used to offset any taxable capital gains that you may have realized (in the current year or in the three preceding years), or will realize on the disposition of other property in the current year or any subsequent year. Taxation on the remaining portion of the New Option gain may be deferred if applicable and (subject to the C$100,000 limit) until the earliest of the time that you sell the shares purchased at exercise, die or become a non-resident of Canada.

   Sale of Shares.   If you acquire shares upon exercise, you will be subject
to tax when you subsequently sell the shares. The taxable amount will be one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

   If you own other shares of Eastman Kodak Company, which you have acquired upon exercise of other options or otherwise, your adjusted cost base may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you will have to specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a taxation deferral election has been filed will also retain their own cost base. You are strongly advised to consult your tax advisor in any of these situations.

   One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

   Dividends.   If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Canada on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Canadian income tax for the United States federal income tax withheld.

   Withholding and Reporting.   Your employer will report the income recognized
at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit, if applicable, to

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the CCRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your New Option.

   Your employer is not required to withhold income tax or social insurance contributions on any portion of your spread under the Option Plan. You will not be subject to additional social insurance contributions if your annual salary exceeds C$38,300 or such higher pensionable earnings limit as is applicable after 2001.
   You will be responsible for paying tax and any applicable social insurance contributions on the income arising from the exercise of options, the sale of shares and the receipt of dividends. For each year that you defer taxation, if applicable, you must file a Form T1212 with the CCRA with your annual tax return.

   Securities Information.   You are permitted to sell shares acquired upon the
exercise of the New Option through the designated broker, provided the resale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on the New York Stock Exchange.

22.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN CHILE

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Chile. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option.   You will not be subject to tax when the New Option is
granted to you.

   Exercise of New Option.   When you exercise the New Option, you will likely
not be subject to tax. This result, however, is somewhat uncertain.

   Sale of Shares.   If you acquire shares upon exercise, you will be subject
to First Category Tax and possibly a surtax ("Impuesto Global Complementario") depending upon your level of income, upon the sale of the shares. If you use the Formal Exchange Market (described below) to exercise your New Option, because you use cash to exercise your New Option and the amount remitted is US$10,000 or more, you will be taxed to the extent that the sale price exceeds the acquisition cost (i.e., the grant price, adjusted for inflation pursuant to the domestic tax consumer price index). If you do not use the Formal Exchange Market (i.e., you remit less than US$10,0000 in cash or you use the cashless exercise for cash method or the cashless exercise for shares method) to exercise your New Option, there is a slight risk that you may be subject to tax on the entire sales proceeds. We recommend that you obtain a statement from your broker documenting the grant price and sale price. We also recommend that you have the broker's statement translated into Spanish, notarized by a notary public in Chile ("Protocolizar"), signed by the Consulate and legalized in Chile to rebut the Chilean Internal Revenue Service's assertion that the entire sales proceeds are taxable.

   Dividends.   If you exercise your New Option to purchase shares and you hold the shares, you may be entitled to receive dividends. You will be subject to First Category Tax and possibly a surtax, depending upon

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your level of income, in Chile on any dividends received and also to United
States federal withholding tax. You may be entitled to a foreign tax credit against your Chilean income tax for the United States federal income tax withheld if you register with the Chilean Internal Revenue Service in order to use the Formal Exchange Market to exercise your New Option.

   Withholding and Reporting.   Your employer will not be required to report or
withhold income tax or social insurance contributions when you exercise your New Option or sell the shares. You will be responsible for reporting and registering your investment and paying any tax liability upon the exercise of your New Option, if applicable, or upon the sale of shares. It is also your responsibility to report and pay any tax liability on dividends received.

   Exchange Control Information.   You are responsible for complying with the
Chilean exchange control requirements. This may require use of the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). Due to the complexity of these requirements, we recommend that you consult your own personal advisors to determine the necessary actions that you must take to be in compliance with the Chilean foreign exchange requirements and reporting obligations. Kodak accepts no responsibility for your failure to comply with the law.

   Under local exchange control regulations, if you exercise your New Option using cash and the amount remitted is US$10,000 or more, you must use the Formal Exchange Market to obtain U.S. dollars. You must also register the purchase of shares with the Central Bank of Chile and the Chilean Internal Revenue Service. If you use the cashless exercise for cash method or the cashless exercise for shares method, you will not be required to use the Formal Exchange Market. However, you must report the exercise to the Central Bank of Chile within 10 days of the exercise if the aggregate grant price exceeds US$10,000. In addition, if you have foreign investments held outside Chile that exceed US$100,000, you must report your investment holding to the Chile Central Bank annually. If you do not use the Formal Exchange Market, you will not be able to register the purchase of shares with the Chilean Internal Revenue Service and it may assert you are taxable on the entire amount of sales proceeds. To rebut this assertion you should have the broker's statement translated into Spanish, notarized by a notary public in Chile ("Protocolizar"), signed by the Consulate and legalized in Chile to rebut the Chilean Internal Revenue Service's assertion that the entire sales proceeds are taxable.

23.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN CHINA

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in China. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value

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of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer may be required to withhold and report for income tax and social insurance purposes when you exercise your new SAR, although this result is not certain. You will be responsible for paying any difference between the actual tax liability and the amount withheld, if any.

24.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN COLOMBIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Colombia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price. You may be able to exclude 30% of the gain from your taxable income.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax on any gain when you subsequently sell the shares. The gain will be the amount that the sale price exceeds the fair market value of the shares at exercise. This gain will be considered income from an investment in shares and not from a labor relationship.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Colombia on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Colombian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer will not be required to report or withhold income tax or social insurance when you exercise your New Option. You will be responsible for paying any tax liability upon exercise or sale. It is also your responsibility to pay any tax liability on dividends received.

   Exchange Control Information. It is your responsibility to comply with the local foreign exchange control requirements. Investments and assets located abroad are subject to registration with the Bank of the Republic if the investment is made through the official foreign exchange market. Remittances made through an authorized bank (local financial institution) will qualify as an investment made through the official foreign exchange market.

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The authorized financial institution will automatically register the investment with the Bank of the Republic based on the exchange declaration presented for purposes of making the investment abroad. Any foreign investment made through an authorized bank must be repatriated to Colombia upon liquidation.

   If you use the cashless exercise for stock method of exercise, then you must register your investments with the Bank of the Republic if the aggregate amount of the shares is equal to or greater than US$500,000. If you use the cashless exercise for cash method of exercise, registration with the Bank of the Republic is not required because funds are not remitted from Colombia and you will not hold shares abroad.

25.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN DENMARK

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Denmark. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. You will likely be subject to tax as a result of the exchange of a Current Option for a New Option. The taxable amount will be the value of the New Option less the amount you paid for the Current Option (which will be zero). The value of the New Options will likely be calculated in accordance with a statutory formula, although the precise application of the formula in this context is uncertain. Please consult your tax advisor to determine your taxable amount.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will likely be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount is the difference between the sale price and the fair market value on the date of exercise. If you hold the shares for less than three years, your gain will be taxed as capital gain income. If you hold the shares for three years or more, the gain is tax-free, provided the fair market value of your total portfolio of quoted shares for the three years preceding the sale has not exceeded a specified amount, which is set at DKK125,100 (or DKK250,100 for married couples) for 2002. If the threshold is exceeded, the gain is taxed as share income. Share income, which does not exceed DKK39,700 per year (or DKK79,400 for married couples) for 2002 is taxed at a rate of 28%; share income exceeding the threshold is taxed at a rate of 43%.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Denmark on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Danish income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to withhold or report income tax or social insurance contributions at the time of exercise or sale. However, your employer is required to report the taxable amount to the Danish tax administration. It is your responsibility to pay any taxes (including social insurance taxes) resulting from the exercise of your New Options, the sale of shares or the receipt of any dividends.

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

   Exchange Control Information. If you make or receive payments in excess of DKK100,000 (a per transaction limit), the transaction should be reported to the Danish National Bank. If you instruct a local bank to transfer an amount in excess of DKK100,000 to a foreign recipient, the local bank will request that you inform it of the reason for the transfer; it will then submit the relevant information to the Danish National Bank on your behalf. If you transfer in excess of DKK100,000 to a local bank, the local bank similarly will request certain information regarding the transaction from you; it will then submit the relevant information to the Danish National Bank on your behalf. Therefore, in most circumstances, the local bank involved in the transaction will satisfy the reporting obligation.

   In addition, if you establish a safety-deposit account (i.e., an account holding shares) or a deposit account (i.e., an account holding cash) abroad, you must report the account to the Danish National Bank. The form which should be used in this respect can be obtained from your local bank. (Please note that these obligations are separate from the obligations described below.)

   You may hold shares purchased in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares are held with a foreign broker or bank, you are required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, you must file a Form V with the Danish Tax Administration. Both you and the broker or bank must sign the Form. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares in the account. By signing the Form V, you authorize the Danish Tax Administration to examine the account.

   In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account since cash can be held in the account. Therefore, you must also file a Form K with the Danish Tax Administration. Both you and the broker must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, you authorize the Danish Tax Administration to examine the account.

   If you use the cashless exercise for cash method of exercise, you are not required to file a Form V because you will not hold any shares. However if you open a deposit account with a foreign broker or bank to hold the cash proceeds, you are required to file a Form K as described above.

26. MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN DOMINICAN REPUBLIC

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in the Dominican Republic. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option. Please note, however, this result is uncertain. Please consult your tax advisor.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

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   Exercise of New Option.  When you exercise the New Option, you will only be permitted to use the cashless exercise for cash method of exercise. You will be taxed on the difference between the fair market value on the date of exercise (i.e., the sale price) less the grant price.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer must report and may withhold any income tax when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

   Exchange Control Information. Due to exchange control restrictions, you are required to exercise your New Option using the cashless exercise for cash method.

27.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN EGYPT

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Egypt. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please also note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise your New Option, theoretically you may be subject to tax on the difference between the fair market value on the date of exercise and the grant price. In practice, however, it is unlikely that you will be subject to tax when you exercise your New Option using the cash purchase method of exercise.

   If you use the cashless exercise for stock method of exercise, you will be taxed at the time of exercise on the shares sold. The taxable amount will be the difference between the grant price and the sale price.

   If you use the cashless exercise for cash method of exercise, you will be subject to tax at the time of exercise on the difference between the grant price and the sale price.

   Sale of Shares. If you acquire shares upon exercise and were not taxed at that time, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the sale price and the grant price. If you were taxed at exercise, you will be subject to tax on the difference between the sale price and the fair market value on the date of exercise.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Egypt on any dividends received and also to United States federal withholding tax.

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You may be entitled to a foreign tax credit against your Egyptian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to withhold or report income tax or social insurance contributions at the time of exercise or sale. It is your responsibility to report and pay any taxes resulting from the exercise of your New Options, the sale of your shares or the receipt of any dividends.

28.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN FINLAND

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Finland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will likely be subject to income tax at the normal marginal rates on the difference between the fair market value of the shares on the date of exercise and the grant price. The spread will be treated as additional salary and subject to tax at the normal marginal rates.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to capital gains taxation at a flat rate of 29% when you subsequently sell the shares. The taxable amount will be the difference between the fair market value of the shares on the date of exercise and the sale price. When determining the applicable capital gain, you may deduct from the sale price either: (1) the acquisition cost of the asset and other costs in connection with the gain or
(2) 20% of the sale price (50% if the shares are held at least ten years).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Finland on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Finland income tax for the United States federal income tax withheld. You should report your tax liability and any tax withheld on your annual tax return.

   Withholding and Reporting. Your employer will report and withhold income tax and social insurance contributions at exercise. You must report the taxable benefit, the sale of shares and the receipt of dividends on your tax return. You will be responsible for paying any difference between the actual tax and the amount withheld.

   Wealth Tax. You may be subject to a wealth tax on your New Option, if the amount of your wealth exceeds the annual threshold of FRM 1,100,000. The option value is calculated as the value of the underlying shares on the last day of the year minus the grant price. This amount is multiplied by 70% to determine the amount includable in your wealth calculation.

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29.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN FRANCE

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Because your New Option has been granted as part of a French sub-plan for qualified options under sections L. 225-177 to L 225-186 of the French Commercial Code, as amended, you will not be subject to tax on the spread (i.e., the difference between the fair market value of the underlying shares at exercise and the grant price) when you exercise your New Option. In order for an option plan to qualify for this favorable tax treatment, certain requirements must be met. For example, your New Option will not be exercisable until the expiration of a four-year exercise period, which satisfies the minimum period required by Section 163 bis C of the French tax code, (or any minimum holding period required under this law as subsequently amended) for French qualified options.

   To the extent that the grant price is less than 95% of the average trading price of the underlying shares for the 20 trading days prior to the Grant Date or less than 95% of the average purchase price paid for such shares by Kodak, this "excess discount" will be treated as an additional taxable salary at the time of exercise. This income will be taxed at the progressive rate up to 53.25%. This amount is also subject to social security contributions, to CSG at the rate of 7.5% and CRDS at the rate of 0.5%.

   Sale of Shares. If you sell the shares after the four-year exercise period (or the minimum holding period subsequently required under French law) and the spread is less than or equal to FRF 1 million, you will be taxed at the rate of 40% (30%, plus 10% additional contributions) on the spread. If you sell the shares after the four-year exercise period (or the minimum holding period required under French law) but the spread is higher than FRF 1 million, then the portion of the spread under or equal to FRF 1 million would be taxed at 40% and the portion of the spread above FRF 1 million would be taxed at 50% (40%, plus 10% additional contributions).

   You may receive even more favorable tax treatment if you wait an additional two years after the exercise of your New Option (assuming the four year or other minimum exercise period is met) to sell your shares. If you sell the shares two years after the exercise of the option when the four-year vesting period is met and the spread is less than or equal to FRF 1 million, you will be taxed at the rate of 26% (16%, plus 10% additional contributions). If you sell the shares two years after the exercise of the New Option when the four-year exercise period is met but the spread is higher than FRF 1 million, the portion of the spread under or equal to FRF 1 million is taxed at the rate of 26% and the portion of the spread above FRF 1 million is taxed at the rate of 40%.

   In any case, the difference between the sales price of the stock and its fair market value at the time of exercise (i.e., any capital gains) is taxed at the rate of 26% (i.e., 16% income tax, plus 10% additional contributions).

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   The tax of the spread and capital gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually.

   If the sale price is less than the fair market value of the shares at the date of exercise, you will realize a capital loss. This capital loss can be offset against the spread and the excess against capital gain of the same nature realized during the same year or during the five following years. This capital loss cannot be offset against other kind of income.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in France on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your French income tax for the United States federal income tax withheld.

   Reporting. Your employer must send to you, no later than 15 February of the year following the year of exercise of the New Option, an individual statement providing the following information:

    . its corporate purpose, the place of location of its principal establishment and, if different, the place of location of its registered office;
    . the date on which the New Option was granted and the date of exercise of the New Option;
    . the number of shares acquired and the new grant price; and . the excess discount, if any, at the time of grant based on the restriction for French qualified options

   At the same time, your employer must also send duplicates of the individual statements to the tax office ("Direction des Services Fiscaux") with which it files its tax return.

   To benefit from the favorable tax regime (i.e., deferral of taxation at exercise), you must attach the above individual statement to your annual French income tax return for the year in which the option was exercised (e.g., for the exercise of an option in 2006, you would have to attach the individual statement to the income tax return for the income earned in 2006, which you file with the French tax authorities in 2007).

   Upon the sale of the shares (and provided that the four-year exercise period or minimum holding period is met), you will have to report both the spread and the capital gain realized upon sale on your income tax return for the year in which the underlying shares were sold.

   Exchange Control Information. You may hold shares purchased under the New Option outside of France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. You must also declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds FRF 50,000.

   Termination Due to Death. If you die while employed, the New Option will become immediately vested, and your heirs will have six months as of the date of your death in which to exercise the New Option.

   Holding Period. Your New Option will not be first exercisable until the expiration of a four-year period (from the date of the new grant), which satisfies the minimum period required by Section 163 bis C of the French Tax Code (or the minimum holding period required under this law as subsequently amended) for French qualified options.

   Grant Date. Under French law, qualified options cannot be granted during specific closed periods. Your New Option Grant Date may be different than your colleagues outside of France to comply with this requirement.

   Grant Price. The grant price of your New Options will be the greater of (i) the minimum grant price permitted under the Option Plan, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the New Options, as reported on the New York Stock Exchange.

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   Term.  The term of your New Option will be nine years and six months, unless extended due to your death, as described above.

30.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN GERMANY

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the wage base for social insurance contributions) on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, any additional gain from the subsequent sale of the shares is not taxable if you have owned the shares for at least 12 months, do not own 1% (as of 2002) or more of Kodak's stated capital (and have not owned 1% at any time in the last five years) and the shares are not held as business assets. If you sell the shares within 12 months of acquisition, one-half of the gain is taxable as capital gain.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Germany on one-half of any dividends received and to United States federal withholding tax. You may be entitled to a foreign tax credit against your German income tax for one-half of the United States federal income tax withheld.

   Withholding and Reporting. The income recognized at exercise will be deemed to be taxable compensation to you and your employer will withhold income tax and social insurance contributions (to the extent that you have not exceeded the wage base for social insurance contributions) on that income. You are responsible for paying any difference between the actual tax liability and the amount withheld. It is your responsibility to report and pay taxes resulting from the sale of your shares or the receipt of any dividends.

   Exchange Control Information. Cross-border payments in excess of EURO12,500 must be reported monthly to the State Central Bank. If you use a German bank to effect a cross-border payment in excess of EURO12,500 in connection with the purchase or sale of securities or the payment of dividends related to certain securities, it is possible for the bank to make the report for you. In addition, you must report any receivables or payables or debts exceeding an amount of approximately EURO 1,533,876 (DM 3,000,000) on a monthly basis.

31.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN GREECE

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Greece. This summary is general in nature and

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does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will likely be subject to gift tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer is likely not required to withhold income tax or social insurance contributions at the time of exercise or sale. It is your responsibility to report and pay any taxes resulting from the exercise of your New Options. You must report the spread on a gift tax return within six months of exercise.

   Exchange Control Information. Due to Greek exchange control requirements, you must exercise your New Option with the cashless exercise for cash method of exercise.

32.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN HONG KONG

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares.

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   Dividends.  If you exercise your New Option to purchase shares, you may be entitled to receive dividends. Any dividends paid will be subject to United States withholding tax.

   Withholding and Reporting. Under current laws, no tax withholding will occur at the time of the grant, the exercise of your option or the subsequent sale of shares. Your employer will report your taxable benefits resulting from the exercise of your option to the Hong Kong Inland Revenue Department in the course of its normal return of compensation paid to you. It is also your responsibility to report and pay any income taxes resulting from the exercise of your option.

   Securities Information. Due to local securities laws, all New Options will have at least a six-month initial vesting period.

   Occupational Retirement Schemes Ordinance ("ORSO"). Kodak specifically intends that the Option Plan under which your New Option was granted will not be an occupational retirement scheme for purposes of ORSO. Notwithstanding the foregoing, if the Option Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, your option grant shall be void.

33.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN HUNGARY

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Hungary. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax on the gain when you subsequently sell the shares. The taxable gain is calculated as the difference between the sale price and the fair market value of the shares on the date of exercise.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Hungary on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Hungarian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to report or withhold income tax or social insurance contributions at the time of exercise or sale. It is your responsibility to report and pay taxes resulting from the exercise of your New Options, the sale of your shares or the receipt of any dividends.

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34.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN INDIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in India. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Due to exchange control restrictions, you must use the cashless exercise for cash method to exercise the New Option. Generally, you will be subject to tax as salary income on the difference between the fair market value of the shares on the date of exercise and the grant price. Please note, however, an exemption may apply under guidelines recently issued by the Central Government of India. It is uncertain at this time if the exemption will apply. Please consult your tax advisor to determine if the exemption applies to you.

   If the exemption were to apply, you would likely be subject to capital gains tax, rather than salary income on the taxable amount.

   Sale of Shares. You are not entitled to obtain shares pursuant to this award.

   Dividends.  You are not entitled to obtain shares pursuant to this award.

   Withholding and Reporting. If the exemption is not available, your employer will withhold and report for income tax purposes when you exercise your New Option. If the exemption applies, your employer will not withhold, but it will report the benefit on your annual salary return.

   Exchange Control Information. Due to exchange control requirements in India, you must use the cashless exercise for cash method of exercise. You are not entitled to obtain shares pursuant to this award.

35.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN INDONESIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Indonesia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

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   Option Exchange.  We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Because of securities law restrictions in Indonesia, you are restricted to the cashless exercise for cash exercise method, described below. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not entitled to obtain shares pursuant to this award.

   Withholding and Reporting. Under current laws, no withholding or reporting for income tax and social insurance contributions are likely required of your employer when you exercise your New Option. You will be responsible for paying any tax liability on your gain at exercise.

   Securities Information. Due to securities law restrictions, you may only exercise your New Option using the cashless exercise for cash method. You are not eligible to obtain shares pursuant to this award.

36.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN IRELAND

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Ireland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price. You may elect to defer payment of the tax due at exercise until the earlier of: (1) up to seven years after exercise or (2) 31 October of the year following the year of the disposal of the shares. Should you desire to make such an election, please notify the Inspector of Taxes in writing before 31 October in the year of assessment following the year of exercise. You should also obtain deferral instructions from your local government tax office.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to capital gains tax when you subsequently sell the shares. The taxable amount will be calculated by taking the grant price and the amount taxed at exercise (if any), and adjusting this amount for inflation as measured by the local Consumer Price Index from the date the New Option is exercised until the date of sale to determine the indexed cost. The indexed cost plus expenses incidental to sale (e.g., brokerage fees) are subtracted from the sale proceeds to calculate the taxable amount. This amount is subject to capital gains tax to the extent it exceeds your annual exemption.

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   Dividends.  If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Ireland on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Irish income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, your employer is obliged to report details of your option to the Revenue Commissioners at the date it is granted and also when it is exercised. You must report your taxable income from the exercise of the New Option and any capital gain upon the sale of the shares. You must also pay any tax liability you have to the Revenue Commissioners in your tax return for the tax year of exercise or sale of the shares.

37.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN ISRAEL

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Israel. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Qualified Options. Your Current Options were granted pursuant to a qualified scheme under Section 102 of the Income Tax Ordinance ("Qualified Scheme"). Your New Options will also be considered a grant of options granted pursuant to a Qualified Scheme. Under the Qualified Scheme, you are able to defer the taxes typically due at exercise until the shares acquired under the New Options are sold. A condition to obtaining qualified status is that the option/shares must be deposited with a trustee for at least 24-months prior to the sale of the shares. The 24-month period for the New Options will likely begin to run when the notice setting forth the relevant details of these New Options is deposited with the trustee, unless the requirements discussed below are met.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   24-Month Period. At this time, the tax authorities' policy is to allow the 24-month period to continue running from the original date (i.e., it will not start over with the New Option) if the following conditions are met:

   (1) The re-grant should be under the same Option Plan and for the same number of options, i.e., the only change is the grant price.

   (2) In the event that you relocate from Israel to abroad following the re-grant, a portion of the eventual capital gain will be brought within the scope of Israeli tax in accordance with the proportion of the overall holding period (from the original date) which you spent in Israel.

   (3) The reduced tax rate will only apply to capital gains which accrued after the time the shares became publicly listed. (This is not relevant, since Kodak has been listed throughout all relevant periods.)

   (4) The Israeli subsidiary will not be allowed a trading deduction in respect of the Option Plan.

   (5) The eventual sale of the shares should be on the open market and not to a related party.

   Please consult your tax advisor to determine when your applicable 24-month period will begin.

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   Grant of New Option.  You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Because your New Options were granted under a Qualified Scheme, you will not be subject to tax at exercise.

   Sale of Shares. When the shares acquired upon exercise are sold or when the trustee transfers the shares to you, you will be subject to tax. You will likely be subject to tax at your marginal rate for employment income to the extent that the sale price exceeds the grant price (with an adjustment for inflation). This matter is not free from doubt, however, and it is arguable that tax should be levied at a flat rate of either 35% or 42.5% of the gain. Please consult your tax advisor to determine your applicable rate.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Israel when the dividends are received in Israel. You will also be subject to United States federal withholding tax. You may be entitled to a foreign tax credit against your Israeli income tax for the United States federal income tax withheld.

   Withholding and Reporting. The trustee will report and withhold taxes at a rate of 30% of the sale proceeds or such other amount as the tax assessing officer approves. Social insurance contributions may not be required on benefits from a Qualified Scheme; however, this is not free from doubt. You will be responsible for reporting and paying any difference between the actual tax liability and the amount withheld upon transfer (i.e., likely sale). It is also your responsibility to pay any tax liability on dividends received.

   Securities Information. Eastman Kodak will make available to you for inspection in the Human Resources Department at Picturevision Ltd. a copy of the Option Plan under which your New Option is granted and the U.S. Form S-8 applicable to that Option Plan, and, if you request, all documents incorporated by reference in such U.S. Form S-8. In addition, at your request, Eastman Kodak will supply you with a translation of the Option Plan under which your New Option is granted and its U.S. Form S-8.

  Non-Qualified Options.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount is the difference between the sale price and the fair market value on the date of exercise, although you will not be subject to tax on the gain attributable to depreciation of the shekel against the dollar.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. Any dividends will be subject to income tax in Israel if they are received in Israel (i.e., if the dividends are sent directly to you in Israel). If, however, the dividends are sent first to a U.S. brokerage account and then sent to you in Israel, you will not be subject to income tax in Israel. In either event, you will be subject to United States federal withholding tax. You may be entitled to a foreign tax credit against your Israeli income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, withholding and reporting for income tax and social insurance are required of your employer when you exercise your New Option. You will be responsible for reporting and paying any difference between the actual tax liability and the amount withheld. It is also your

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responsibility to report and pay any tax liability on dividends received. You may also be required to report any options and/or shares you hold on your annual tax return.

38.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN ITALY

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Italy. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Because of securities law restrictions, you must exercise your New Option using the cashless exercise for cash method, as described below. You will be subject to tax on the difference between the fair market value of shares on the date of exercise and the grant price. This amount will likely be subject to tax as capital gains at a 12.5% rate.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer is not required to report or withhold income tax or social insurance contributions. It is your responsibility to report and pay any taxes resulting from the New Option.

   Exchange Control Information. Exchange control reporting is required for the transfer of cash to Italy in excess of 20 million lire or the equivalent amount in U.S. dollars. The reporting must be done on your individual tax return.

   Securities Information. For securities law purposes, you must exercise your New Option using the cashless exercise for cash method of exercise. You are not eligible to obtain shares pursuant to this award.

   Grant Price. The grant price of your New Option will be the greater of (i) the fair market value of Eastman Kodak common stock on the date of the New Option grant or (ii) the average of the prices of such stock for the month immediately preceding the date of grant.

39.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN JAPAN

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

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   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We believe it is unlikely that you will be subject to tax as a result of the exchange of a Current Option for a New Option, although this result is not completely certain.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price. Your income will likely be treated as "remuneration income" and will be taxed at your marginal tax rate.

   Sale of Shares. If you acquire shares upon exercise, when you subsequently sell the shares you will be subject to tax on the difference between the sale price and the fair market value on the date of exercise at a flat rate of 26% (i.e., 20% national income tax and a 6% local inhabitants tax).

   If you sell your shares through an authorized stockbroker or bank in Japan and submit an election return form, you may elect to have the broker withhold 1.05% of the total amount received (regardless of the gain) from selling your shares. If you make this election, only deemed gain at 5.25% of the sale of the shares is subject to the 20% national income tax; the 6% local inhabitants tax would not apply. Please note that abolition of this 1.05% taxation method is scheduled effective 31 March 2003. While it has not finally been determined, legislation may be proposed to abolish this 1.05% taxation method on 1 January 2003 (i.e., 3 months earlier than current law). This proposal may also include a reduced tax rate applicable for purposes of flat rate taxation of net capital gains from the current 26% to 20% (or 10% for shares that satisfy certain long-term holding period requirements). Also, the proposal may also contain a capital gains exemption. Details of the proposal have not been finalized.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Japan on any dividends received and also to United States federal withholding tax. If the dividend payments are made through a Japanese paying agent, Japanese withholding tax will be imposed on the dividend amount net of the foreign withholding tax. You may be entitled to a foreign tax credit against your Japanese income tax for the United States federal income tax withheld if you are a Japanese resident taxpayer and if you choose the aggregate taxation method (Sogo Kazei) on such dividend income. If you choose the separate taxation method (Bunri Kazei), no tax credit will be allowed.

   Withholding and Reporting. Although income from the exercise of stock options is classified as remuneration income for individual income tax purposes, your employer is generally not required to withhold income tax or social security contributions when you exercise your New Option. It is your responsibility to report and pay any taxes resulting from your participation in the Option Plan.

   Exchange Control Information. If you intend to acquire shares whose value exceeds (Yen)100,000,000 in a single transaction, you must file a report with the Ministry of Finance through the Bank of Japan within 20 days from the purchase of the shares (provided, however, if you acquire such shares through a securities company in Japan, such requirement will not be imposed). In addition, a reporting requirement will arise each time a payment is made with respect to such transaction. The reporting requirement for each payment will only arise if the amount of the payment exceeds (Yen)5,000,000 or its equivalent in any other currency. Please note that the reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

40.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN KENYA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Kenya. This summary is general in nature and

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does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you sell the shares.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will not be subject to tax in Kenya on any dividends received but will be subject to United States federal withholding tax.

   Withholding and Reporting. Your employer is not required to withhold or report income tax at exercise or sale. You may be responsible for paying taxes, if any, associated with your New Option.

41.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN KOREA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Korea. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We believe it is unlikely that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares on the difference between the sale price and the fair market value on the date of exercise.

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   Dividends.  If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Korea on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Korean income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, your employer is not required to withhold or report for income tax purposes when you exercise your New Option. Your gain at the time of exercise may be subject to social insurance contributions such as the national health insurance fund and the national pension plan fund. You will be responsible for reporting and paying any income tax and social insurance contribution liability that may arise. It is also your responsibility to pay any tax liability on dividends received.

   Exchange Control Information. When you exercise your Current Option, your remittance of funds must be "confirmed" by a foreign exchange bank in Korea. This is an automatic procedure that does not require approval of the remittance from the bank. You must submit the following documents to the bank with a confirmation application available from the bank: (i) the notice of grant; (ii) the plan document; (iii) the stock option agreement indicating the type of shares to be acquired and the amount of shares; and (iv) a certificate of employment from your local employer.

42.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN LEBANON

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Lebanon. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you likely will not be subject to tax on any gain at exercise.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax on capital gains when you sell the shares. The taxable amount will be the difference between the sale price and the grant price.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Lebanon on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Lebanese income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to report or withhold income tax or social insurance contributions when you exercise your New Option. You will be responsible for reporting and paying any tax liability upon exercise or sale. It is also your responsibility to pay any tax liability on dividends received.

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43.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN MALAYSIA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Malaysia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will be subject to tax when the New Option is granted to you on the difference between the fair market value of the shares on the date of the grant and the grant price. Because your new grant price equals the fair market value on the date of grant, you should not have any taxable income at the time of the grant of the New Option.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you sell the shares provided you are not in the business of buying and selling securities. If you are a Malaysian resident you must repatriate the sales proceeds to Malaysia.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Malaysia on any dividends received (and remitted to Malaysia) and also to United States federal withholding tax. You may not be entitled to a foreign tax credit for the United States federal income tax withheld.

   Withholding and Reporting. Your employer will report the grant of your New Option to the Inland Revenue Board. Your employer will also withhold income tax, if any taxable income arises. You will be responsible for reporting and paying any additional tax liability. It is also your responsibility to pay any tax liability on dividends received.

   Exchange Control Information. You must comply with the following exchange control reporting obligations:

   (1) When you exercise your New Option, you must file a Form P with the Bank Negara if the total grant price exceeds RM10,000; and

   (2) If you exercise your New Option and sell the shares, you must file a From R with the Bank Negara if more than RM10,000 of the sales proceeds are repatriated to Malaysia (which is required). The proceeds exceeding RM10,000 can be converted to Ringitt or deposited in a foreign currency account in Malaysia.

44.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN MEXICO

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Mexico. This summary is general in nature and

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does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor it is intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option with cash purchase method of exercise, you will not be subject to tax.

   If you use the cashless exercise for stock method of exercise, some of the shares acquired upon exercise will be sold immediately to cover the grant price. As a result, you will be subject to tax on the difference between the sale price and the grant price of the shares sold.

   If you use the cashless exercise for cash method of exercise, all shares acquired upon exercise will be sold immediately. Therefore, you will be subject to tax on the entire gain, that is, the difference between the sale price and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the sale price and the grant price (with an adjustment for inflation at applicable rates, plus any brokerage fees paid to sell the stock).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Mexico on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Mexican income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to report or withhold income tax or social insurance contributions when you exercise your New Option or sell any acquired shares. You will be responsible for paying any tax liability upon the sale of shares. It is also your responsibility to pay any tax liability on dividends received.

45.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN NEPAL

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Nepal. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

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   SAR Exchange.  We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.   You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting.   Your local employer will withhold and report
for income tax purposes at the time of exercise. It is your responsibility to report the taxable amount on your annual tax return and pay any difference between the actual tax liability and the amount withheld.

46.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN
NETHERLANDS

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange.   We do not believe that you will be subject to tax as a
result of the exchange of an existing SAR for a new SAR. While this result is not completely certain, it is likely the exchange will be treated as a non-taxable exchange under the Dutch Tax Act.

   Grant of New SAR.   You will not be subject to tax when the new SAR is
granted to you.

   Exercise of New SAR.   When you exercise the new SAR, you will be subject to
tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares.   You are not eligible to obtain shares pursuant to this
award.

   Dividends.   You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting.   Your employer is required to withhold and
report for wage tax and social insurance contributions when you exercise your new SAR. You will be responsible for paying any difference between the actual tax liability and the amount withheld by your employer. You must also report any taxable benefit on your personal tax return.

   Exchange Control Information.   Statistical reporting of payments EURO
50,000 or more to a foreign country must be reported to the Nederlandsche Bank. If a Dutch bank is involved in sending or receiving the payment, the bank will report the transaction.

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47.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN NEW
ZEALAND

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in New Zealand. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange.   We do not believe that you will be subject to tax as a
result of the exchange of a Current Option for a New Option.

   Grant of New Option.   You will not be subject to tax when the New Option is
granted to you.

   Exercise of New Option.   When you exercise the New Option, you will be
subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares.   Because there is no general capital gains tax in New
Zealand, you generally will not be subject to capital gains tax when you sell the shares after exercising your New Option. However, income tax is imposed on gains from the sale of shares where the shares were purchased for the purpose of selling or otherwise disposing of them. If you sell shares within a short period of time after exercising your New Options, you may be subject to tax on any gain realized. On the other hand, if you hold the shares for a year or more, you are more likely to successfully assert that you had an investment motive in acquiring the shares and should not be subject to tax on any gain realized. While there is some uncertainty regarding exactly how any taxable gain is measured for tax purposes, it is likely that the gain will be measured as the difference between the fair market value at exercise and the sale price.

   Dividends.   If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in New Zealand on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your New Zealand income tax for the United States federal income tax withheld.

   Withholding and Reporting.   Your employer is not required to withhold or
report for income tax or social insurance purposes when you exercise your New Option. It is your responsibility to report and pay any taxes resulting from the exercise of your New Option, the sale of shares or the receipt of any dividends.

48.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN NORWAY

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Norway. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

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   SAR Exchange.   We believe it is unlikely that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR.   You will not be subject to tax when the new SAR is
granted to you.

   Exercise of New SAR.   When you exercise the new SAR, you will be subject to
tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR. The gain will be taxed as employment income and will be subject to social insurance contributions.

   Sale of Shares.   You are not eligible to obtain shares pursuant to this
award.

   Dividends.   You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting.   Your employer is required to withhold and
report for wage tax and social insurance contributions when you exercise your new SAR. You will be responsible for paying any difference between the actual tax liability and the amount withheld by your employer. You must also report any taxable benefit on your personal tax return.

   Options.   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Norway. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor it is intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange.   We believe that it is unlikely that you will be subject
to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option.   You will not be subject to tax when the New Option is
granted to you.

   Exercise of New Option.   When you exercise the New Option, you will be
subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price. This gain will be taxed as employment income. The gain is also subject to social insurance contributions. You may be able to exclude 20% of the taxable gain, up to a limit of NOK1,500, from your taxable income provided certain conditions are met. Please consult with your tax advisor to determine if the exclusion applies to you.

   Sale of Shares.   If you acquire shares upon the exercise of your New
Option, you will be subject to tax upon any capital gain when you subsequently sell the shares. Your taxable gain on the sale of shares will be the difference between the sale price and the fair market value on the date of exercise.

   Wealth Tax.   Any shares that you hold at the end of the year will be
subject to Norwegian wealth tax based on the market value of the shares at that time. It is uncertain if your New Option will be subject to wealth tax. Please consult with your tax advisor to determine if your options are subject to wealth tax.

   Dividends.   If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Norway on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Norwegian income tax for the United States federal income tax withheld.

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   Withholding and Reporting.   Under current laws, withholding and reporting
for income tax and social insurance are required when you exercise your New Option. Your employer will report the exercise of options to the Norwegian tax authorities. Moreover, your employer is required to estimate and report the fair market value of the shares and any benefit due on the exercise of the options. Your employer is also obligated to withhold income and social security taxes at the applicable tax event (i.e., presently at exercise). Please note that you should also report income from the option in your annual tax return.

   You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is also your responsibility to pay any tax liability on dividends received.

   It is very important that all relevant information regarding the exercise of your option, capital gain on the sale of shares and dividends paid on the shares, is reported correctly in your tax return. If you maintain that the option is not subject to wealth tax, we recommend that you provide sufficient information in the tax return, enabling the tax authorities to assess your tax position.

49.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN PAKISTAN

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Pakistan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange.   We do not believe that you will be subject to tax as a
result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR.   You will not be subject to tax when the new SAR is
granted to you.

   Exercise of New SAR.   When you exercise the new SAR, you will be subject to
tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares.   You are not eligible to obtain shares pursuant to this
award.

   Dividends.   You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting.   You are required to report the amount you
receive at exercise on your annual tax return. Your employer may withhold or report on the amount you receive. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

   Exchange Control Information.   It is your responsibility to comply with any
applicable exchange control requirements.

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50.   MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN PANAMA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Panama. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will likely not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares, provided the sale occurs outside Panama.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will not be subject to tax in Panama on any dividends received. However, you will be subject to United States federal withholding tax.

   Withholding and Reporting. Your employer is not required to withhold income tax or social insurance contributions at the time of exercise or sale.

51.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN PERU

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Peru. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

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   Sale of Shares.  If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares, provided that you are not a habitual buyer and seller of shares (i.e., you have carried out fewer than ten purchases and/or sales of any shares in a tax year).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. Although this result is uncertain, you will likely not be subject to tax in Peru on any dividends received. You will, however, be subject to United States federal withholding tax. If the dividends are taxed in Peru, you will likely be entitled to a foreign tax credit against your Peruvian income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to withhold or report income tax or social insurance contributions when you exercise your New Option, when you sell any shares acquired with your New Option or if you receive a dividend on such shares.

52.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN
PHILIPPINES

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in the Philippines. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the sale price and the fair market value on the date of exercise. If you hold the shares for more than 12 months, you will only be subject to tax on 50% of the gain. Please note, however, that the preferential capital gains rates of 5% and 10% will not apply to the sale of Kodak shares because they are shares of a non-Philippine company.

   Dividends. If you exercise your New Option to purchase shares and hold the shares, you may be entitled to receive dividends. You will be subject to tax in the Philippines on any dividends received and to United States federal withholding tax. You may be entitled to a foreign tax credit against your Philippine income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer will not withhold or report for income tax or social insurance contributions when you exercise your New Option. You will be responsible for reporting and paying any tax liability at exercise. It is also your responsibility to pay any tax liability on the sale of shares or on any dividends received.

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53.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN POLAND

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Poland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Exchange Control Information. Under Poland's exchange control regulations, you should obtain a foreign exchange control permit prior to grant of your new SAR unless the vesting and expiration dates of the new SAR are within the applicable dates of a previously obtained foreign exchange permit, which will likely be the case because the new SAR has the same vesting and expiration dates as the existing SAR. It is your responsibility to obtain the foreign exchange permit.

54.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN PORTUGAL

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Portugal. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We believe it is unlikely that you will be subject to tax as a result of the exchange of a Current Option for a New Option. Since the tax law in this area is not settled, however, this result is not completely certain.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

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   Exercise of New Option.  When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will generally be subject to capital gains tax when you subsequently sell the shares and repatriate the proceeds to Portugal. The taxable amount is the difference between the sale proceeds and the fair market value of the shares at the time of exercise. You may be exempt from capital gains tax if you have held the shares for more than 12 months.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Portugal on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Portuguese income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, withholding and reporting for income tax and social insurance by your employer are required when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is also your responsibility to pay any tax liability on dividends received.

55.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN PUERTO
RICO

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Puerto Rico. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. There is a possibility that you will be subject to tax as a result of the exchange of a Current Option for a New Option. However, we believe it is likely that no taxable income will arise at this time.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax on the subsequent sale of shares on the gain at a rate of 20% if you have held the shares for more than six months. If you hold the shares less than six months, you will be subject to tax on the gain as ordinary income. Your gain will be the sales price less the grant price (plus any amount of income recognized at exercise).

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Puerto Rico on any dividends received at ordinary income rates.

   Withholding and Reporting. Your employer will withhold and report for income tax, social insurance and possibly workers' compensation contributions when you exercise your New Option. You will also be responsible for reporting any income in your personal tax return.

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56.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN RUSSIA

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Russia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer is not required to withhold on your taxable amount. You will be responsible for reporting the taxable amount and paying the applicable tax.

57.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SINGAPORE

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. You may be subject to tax as a result of the exchange of a Current Option for a New Option as Inland Revenue may view the exchange as a taxable release. Please consult with your tax advisor.

   Grant of New Option. You may be subject to tax when the New Option is granted to you if the New Option is considered obtained by reason of the release of an existing right.

   Exercise of New Option. Assuming you are not taxed at grant, when you exercise the New Option, you will likely be subject to tax on the difference between the fair market value of the shares on the date of exercise

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and the grant price unless you are eligible for an exemption or deferral as discussed below. Please consult your tax advisor to determine if an exemption or deferral applies to you.

   Company Stock Option Scheme ("CSOP Scheme"). For options granted after 1 April 2001, you may be able to claim a tax exemption on the first S$2,000 of spread per year and 25% of the remaining spread per year subject to a total exemption of S$1 million over a 10-year period beginning in the year you exercise your options. To take advantage of this tax exemption, the vesting provisions of your options must be as follows:

   (a) where the grant price is equal to the fair market value of the underlying shares on the date of grant, the option may not be exercised within one year of the grant of the option; and
   (b) where the grant price is less than the fair market value of the underlying shares on the date of grant (i.e., discounted option), the option may not be exercised within two years of the grant of the option.

   In addition, the CSOP Scheme must be offered to at least 50% of the Singapore company's employees.

   You should consult your tax advisor to determine if you qualify for this exemption in whole or in part (i.e., the portion, if any, of the New Option vesting one year or more after the Grant Date).

   Qualified Employee Stock Option Plan ("QESOP Scheme"). You may also be able, in certain circumstances, to defer the tax due at exercise under the QESOP Scheme on the portion of the spread that was not exempt, if any, from tax under the CSOP Scheme. You should consult with a tax adviser to determine if you qualify for this deferral. If you think that you qualify, you should apply to the Inland Revenue of Singapore (the "IRAS") for a deferral. If you qualify for deferral under the QESOP Scheme, you will accrue interest on the deferral tax as explained below.

   For an option plan to qualify as a QESOP, it must satisfy the following vesting-period requirements:

   (a) where the grant price is equal to the fair market value of the underlying shares on the date of grant, the option may not be exercised within one year from the grant of the option; and
   (b) where the grant price is less than the fair market value of the underlying shares on the date of grant, the option may not be exercised within two years from the grant of the option.

   To qualify for tax deferral under the QESOP Scheme, you would have to satisfy the following conditions:

   (a) you are employed in Singapore at the time the stock option is exercised;
   (b) the stock option was granted to you by the company for whom you are working at the time of exercise of the stock option or an associated company of that company; and
   (c) the tax payable on the QESOP gains is not borne by your employer.

   You will not qualify for the QESOP Scheme if:

   (a) you are an undischarged bankrupt;
   (b) IRAS records show that you are a delinquent taxpayer; or
   (c) the tax on the QESOP gains is less than S$200.

   You should consult your tax advisor to determine if you qualify for the QESOP Scheme in whole or in part (i.e., the portion, if any, of the New Option vesting one year or more after the Grant Date).

   If you are a qualifying employee, you may apply to the IRAS for tax deferral at the time of filing your income tax return for the Year of Assessment ("YOA") (i.e., the year in which option is exercised and the spread would be subject to tax unless deferred). You would have to submit to the IRAS the Application Form for Deferment of Tax on Gains from the QESOP, together with your employer's certification on the Application Form that the QESOP is properly qualified, and your tax returns.

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

   The maximum deferral period is five years starting from 1 January after the YOA. Subject to the maximum of five years, an employee can choose to defer the payment of the tax on the QESOP gains for any period of time.

   The interest charge on the deferred tax will commence one month after the date of assessment (i.e., the date you exercise the option). The interest rate chargeable will be pegged to the average prime rate of the Big Four Banks offered on 15 April of each year and interest will be computed annually based on said rate using the simple interest method. The tax deferred and the corresponding amount of interest would be due on the expiration of the deferral period. You may settle the deferred tax earlier in one lump sum.

   Tax payment deferral will cease and payment of the tax plus the corresponding interest will become due immediately:

   (a) in the case of a foreign employee (including a Singapore PR), when he or she:
      (i) terminates his or her employment in Singapore and leaves Singapore;
     (ii) is posted overseas; or
    (iii) leaves Singapore for any period exceeding three months;
   (b) when the employee becomes bankrupt; and
   (c) when the employee passes away (the deferred tax would be recovered from the deceased's estate).

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax on gain when you sell the shares, subject to the deferral rules above, if applicable.

   Dividends. If you exercise your New Option to purchase shares and hold the shares, you may be entitled to receive dividends. You will be subject to tax in Singapore on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Singapore income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to withhold income tax or Central Provident Fund Contributions on your New Option. Your employer will report the New Option and provide you with a copy of this report to Inland Revenue. You will be responsible for paying any tax liability upon exercise or upon the end of the deferral period, if applicable. It is also your responsibility to pay any tax liability on dividends received.

58. MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SLOVAK REPUBLIC

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in the Slovak Republic. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We believe it is unlikely that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. You will not be subject to tax when the new SAR is granted to you.

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   Exercise of New SAR.  When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR. The gain will likely be taxed as employment income and subject to social insurance contributions.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer will likely be required to withhold and report for wage tax and social insurance contributions when you exercise your new SAR. You will be responsible for paying any difference between the actual tax liability and the amount withheld by your employer. You must also report any taxable benefit on your personal tax return.

   Exchange Control Information. You must comply with all exchange control requirements. Your National Bank approvals should be amended for the new SAR grant. It is your responsibility to amend your National Bank Approvals.

59.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SOUTH
AFRICA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in South Africa. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you may be subject to tax when you subsequently sell the shares on the difference between the sale price and the fair market value of the shares on the date of exercise. If you can demonstrate to the satisfaction of the South African Revenue Service (the "SARS") that you acquired your Kodak shares with a view to holding the shares as a capital asset rather than a profit-making scheme, then only 25% of the gain will be subject to capital gains tax. In addition, regardless of whether the shares are held as a capital asset, you will not be taxed on the first ZAR 10,000 of your capital gain.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in South Africa on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your South African income tax for the United States federal income tax withheld.

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   Withholding and Reporting.  Under current laws, withholding and reporting for income tax are required when you exercise your New Option. It is your responsibility to notify your employer of the amount of your gain upon exercise immediately after exercising your New Option. Once the notification is made, your employer will obtain a directive from the SARS as to the correct amount of the tax to be withheld. If you fail to advise your employer of any gain you receive, you may be liable for a fine of up to ZAR 2,000. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is also your responsibility to pay any tax liability that arises at the sale of shares and on any dividends received.

   Exchange Control Information. If you exercise your New Option using the cash method of exercise, you must first obtain a "Tax Clearance Certificate (in Respect of Foreign Investment)" from the SARS. You must also complete a transfer of funds application form to transfer the funds. The Tax Clearance Certificate should be presented to an Exchange Control dealer, together with a completed application form, in order to transfer funds. You cannot transfer funds unless the original Tax Clearance Certificate bears the official stamp and signature of the office of the Receiver of Revenue of the SARS.

   You are subject to an overall offshore investment allowance of ZAR 750,000. Please note that this is a cumulative allowance and your ability to remit funds for the purchase of shares will be reduced if your foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the New Option. If you use the cash method of exercise, you will be subject to this limit. If the ZAR 750,000 limit would be exceeded upon exercise of your New Option, you may still transfer funds for payment of the shares provided that you immediately sell the shares and repatriate the full proceeds to South Africa. There is no repatriation requirement on the sale proceeds if the ZAR 750,000 limit is not exceeded.

   If you exercise your New Option using the cashless exercise for cash method or the cashless exercise for shares method, you do not have to obtain a Tax Clearance Certificate or a transfer of funds application form. In addition, you may acquire and hold shares up to any amount, even in excess of ZAR 750,000. The value of the shares acquired using the cashless exercise for cash method or the cashless exercise for shares method will not be counted against the ZAR 750,000 limit. In addition, the sale proceeds of such shares may be held offshore and will not count against the investment limit.

   Except in the instance where you exceed your investment allowance of ZAR 750,000, you are not required to make any further declarations with respect to either the cash or shares that you hold offshore as a result of the program since your participation has been approved by the Exchange Control Department of the South African Reserve Bank.

   Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the purchase or sale of shares to ensure compliance with current regulations. It is your responsibility to comply with South African exchange control laws, and neither Kodak nor your employer will be liable for any resulting fines or penalties.

60.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SPAIN

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Spain. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

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   Option Exchange.  We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the grant price (or "spread"). The spread will likely be considered compensation in-kind subject to payment on account.

   Exemption. Notwithstanding the above, the first 500,000 Pesetas per 12-month period (but not to exceed 1,000,000 Pesetas over the last five years) of the spread at exercise will not be taxable provided you hold the shares for at least three years after exercise and certain conditions are met. If you dispose of your stock prior to the expiration of the three-year period, the spread at exercise will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the New Option is exercised. Please confer with your tax advisor to determine if this exemption is available to you.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares on the difference between (i) the sale price and (ii) the grant price, plus any amount upon which you have already paid taxes and any expenses incurred (the "acquisition cost"). Thus, if the spread at exercise was subject to tax, you would include the spread in your acquisition cost. If, on the other hand, a portion of the spread at exercise was not subject to taxation due to an available exemption, you probably would not include the exempted amount in your acquisition cost (although this is not clear). You should consult your tax advisor at the time of sale to determine the appropriate acquisition cost.

   If you hold the shares for one year or less, the capital gain is taxed at the general income tax rate. If you hold the shares for more than one year, the capital gain will be taxed at a flat rate.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Spain on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Spanish income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, if the spread at exercise is considered compensation in-kind and it exceeds 500,000 Pesetas per 12-month period (or 1,000,000 Pesetas over the last five years), there may be a payment on account obligation. The payment on account obligation will be charged to you. Such amount will be withheld from either the proceeds or your salary. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation.

   Exchange Control Information. It is your responsibility to comply with the exchange control regulations in Spain. The purchase of Kodak shares must be declared for statistical purposes to the Spanish "Oficina de Politica Comercial y de Inversiones Extranjeras" (the "OPCIE"). If you purchase the shares through the use of a Spanish financial institution (i.e., a broker operating in Spain), that institution will automatically make the declaration to the OPCIE for you. Otherwise, you must make the declaration yourself by filing a form with the OPCIE.

   When you receive any foreign currency payments (i.e., as a result of the sale of the shares or the receipt of dividends), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., your name, address, and fiscal identification number; the name and corporate domicile of Kodak; the amount of the payment; the type of foreign currency received; the country of origin and the reason for the payment).

   If you acquire shares upon the exercise of your New Option and wish to import the ownership title of such shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the OPCIE.

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61.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SRI LANKA

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in Sri Lanka. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We do not believe that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR. Please note, however, this result is uncertain. Please consult your tax advisor.

   Grant of New SAR. You will probably not be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will likely be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer is likely required to withhold and report for wage tax when you exercise your new SAR. You will be responsible for paying any difference between the actual tax liability and the amount withheld by your employer. You must also report any taxable benefit on your personal tax return.

   Exchange Control Information. It is your responsibility to obtain any exchange control approvals, if necessary.

62.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN SWEDEN

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Sweden. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

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   Grant of New Option.  You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will be subject to tax and social insurance contributions on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares at a flat 30% rate (2001). The taxable amount is calculated as the difference between the sale price and the grant price to which an amount is added corresponding to the taxable value at exercise.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Sweden on any dividends received and to United States federal withholding tax.

   Withholding and Reporting. Your employer is required to withhold and report for income tax and social insurance contributions when you exercise your New Option. You will be responsible for reporting to your employer that you have exercised your New Option and the taxable amount. You must make this report no later than the month after the exercise.

   Exchange Control Information. If you acquire shares of Kodak common stock, you must keep them on deposit with a stockbroker. When you open an account with a foreign broker, you must file an undertaking from the foreign broker with the National Tax Board. (In this undertaking, the broker agrees to provide the National Tax Board with annual statements concerning your account by 31 January of each year.)

63.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN
SWITZERLAND

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances (including any Cantonal taxes), nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant or Exercise of New Option. You may be subject to tax when the New Option is granted to you. Your Current Options were granted to you with a 10 year and 6-month term. Since the term of the New Option is carried over from the previous grant, there is a risk that the Swiss Tax Authorities may take the position that the shorter term of the New Option may require taxation at grant. If taxation occurs at grant, you will be subject to tax on the value of the Current Option at that time. To assess this value, your employer will have a valuation performed to determine the taxable amount.

   If the taxable event is exercise, you will be taxed on the difference between the fair market value of the shares on the date of exercise and the grant price.

   Finally, please note that a new tax law regarding stock options has been proposed in Switzerland. If passed, this new law may change the tax consequences of your New Option.

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   Sale of Shares.  If you acquire shares upon exercise, you will not be subject to tax upon the subsequent sale.

   Dividends. If you exercise your New Option to acquire shares, you may be entitled to receive dividends. You will be subject to tax in Switzerland on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Swiss income tax for the United States federal income tax withheld.

   Withholding and Reporting. If you are a Swiss national or a foreign employee holding a "C" residence permit, your employer will not withhold income tax at the time of grant, vesting, exercise, or subsequent sale of shares. Your employer will include your taxable income on your annual "certificate of salary" which will be issued to you at the end of or shortly after the end of the calendar year of the taxable event. It is your responsibility to attach the "certificate of salary" to your tax return and pay any taxes resulting from the exercise of your options.

   If you are a foreign employee holding a "B" permit, or if you are an employee subject to income taxation at source, your employer will withhold and report income tax and social security contributions. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and to pay additional taxes (or to receive a refund) when the Tax Administration computes the exact amount of taxes based on your tax return.

   Wealth Tax. Shares purchased upon the exercise of your New Option will become part of your net wealth and may be subject to the tax on net wealth levied at the Cantonal level.

64.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN TAIWAN

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Taiwan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will not be subject to tax in Taiwan on any dividends received. You will, however, be subject to United States federal withholding tax at a rate of 30%.

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   Withholding and Reporting.  Your employer is not required to withhold or report income tax at the time of exercise or sale.

65.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN THAILAND

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Thailand. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. Because of legal restrictions in Thailand, when you exercise the New Option you will be limited to using the cashless exercise for cash exercise method of exercise. You will be subject to tax on the difference between the fair market value of the shares sold and the grant price.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer will not withhold income taxes at the time of exercise. You are responsible for reporting and paying any taxes due.

   Exchange Control. Due to exchange control restrictions, you will only be permitted to exercise your New Options using the cashless exercise for cash method of exercise.

66.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN TURKEY

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Turkey. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

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   Grant of New Option.  You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise your New Option, you will not be subject to income tax. As explained below, you will be subject to tax at the time that the shares purchased upon exercise are sold.

   If you use the cashless exercise for stock method of exercise, some of the shares acquired will be sold immediately to cover the grant price. As a result, you will be subject to income tax on the difference between the grant price and the sale price of the shares sold (as described below).

   If you use the cashless exercise for cash method of exercise, all shares acquired upon exercise will be sold immediately. Therefore, you will be subject to tax on the entire gain, that is, the difference between the sale price and the grant price (as described below).

   Sale of Shares. If you acquire shares upon exercise, when you subsequently sell the shares you will not be subject to tax if you have held your shares for more than three months. If you do not hold the shares for three months, you will be subject to tax on the difference between the fair market value of the shares and the grant price (to the extent this amount exceeds your allotted allowance).

   Dividends. If you exercise your New Option to acquire shares, you may be entitled to receive dividends. You will be subject to tax in Turkey on any dividends received and also to United States federal withholding tax. You will not be entitled to a foreign tax credit against your Turkish income tax for the United States federal income tax withheld.

   Withholding and Reporting. Your employer is not required to withhold or report for income tax purposes. You will be responsible for declaring and paying any tax liability.

   Exchange Control Information. Due to exchange control laws in Turkey, you must exercise your New Option with either a cashless for cash or cashless for stock exercise.

67.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN UKRAINE

   The following is a general summary of the tax consequences of the cancellation of eligible SARs and grant of new SARs for Eligible Employees subject to tax in the Ukraine. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of SAR holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all SAR holders considering exchanging their SARs to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   SAR Exchange. We believe it is unlikely that you will be subject to tax as a result of the exchange of an existing SAR for a new SAR.

   Grant of New SAR. We believe it is unlikely that you will be subject to tax when the new SAR is granted to you.

   Exercise of New SAR. When you exercise the new SAR, you will be subject to tax on any appreciation in the value of the applicable shares of Kodak common stock calculated as the difference (if any) between the value of the applicable shares of Kodak common stock on the day the SAR was granted to you and the value of the applicable shares of Kodak common stock on the date you exercise your SAR.

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   Sale of Shares.  You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Your employer is likely not required to withhold and report for wage tax and social insurance contributions when you exercise your new SAR. You must report and pay any taxable benefit on your personal tax return.

   Exchange Control Information. When you exercise your SAR, you will receive payment in Hryunia.

68.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN UAE

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in UAE. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will not be subject to tax in UAE on any dividends received. However, you will be subject to United States federal withholding tax.

   Withholding and Reporting. Your employer is not required to withhold and report at the time of exercise or sale.

69. MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN THE UNITED KINGDOM

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options under the exchange program for Eligible Employees subject to tax in the United Kingdom. As you know, income tax laws and regulations are subject to frequent changes. Please note that this summary is general in nature, it is not intended to serve as specific tax advice concerning your participation and it may not apply to your particular situation. The summary may not be applicable if you are a citizen of another country or are considered a resident of another country for local law purposes. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   You should consult your financial and/or tax adviser to determine your personal tax treatment.

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   Unapproved New Option Grants.  The following tax information applies to grants of U.K. unapproved New Options under the program.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for the grant of a New Option.

   Grant of New Option. You will not be subject to tax when the unapproved New Option is granted to you.

   Exercise of New Option. You will be subject to tax when you exercise your unapproved New Option. Income tax will be charged on the difference between the fair market value of the stock on the date of exercise and the grant price paid (i.e., the spread). Your employer will be responsible for tax withholding under the Pay As You Earn system ("PAYE") in relation to the tax due on the spread realized on exercise of your option and for paying the income tax withheld to the U.K. Inland Revenue on your behalf. You will be required to pay any tax or National Insurance Contribution liability to your employer within 7 days of your exercise and neither Kodak nor your employer will be required to transfer any shares (or any proceeds resulting from the sale) to you until such payment has been made. If you fail to pay your employer the income tax due on the spread within 30 days of the date of exercise of your option, you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This will give rise to a further income tax charge.

   You will be liable to pay employees' National Insurance Contributions in relation to the spread on exercise of your New Option if your earnings do not already exceed the maximum limit for employees' National Insurance Contributions purposes. Employee's National Insurance Contributions are currently capped; however, this may not be the case on the date you exercise your option. Your employer will be responsible for withholding employees' National Insurance Contributions and for paying the amount withheld to the U.K. Inland Revenue on your behalf.

   Sale of Shares. When you sell your shares, you may be subject to capital gains tax. Tax is due on any increase in the value of the stock realized between the date on which you exercise an option and the date on which you sell the stock acquired on exercise of that option. Please note that an annual exemption is available to set against total gains of (Pounds)7,500 for the tax year April 6, 2001 to April 5, 2002 and you may also be able to benefit from taper relief to reduce your chargeable gain. The rate of taper relief is dependant upon the number of years during which shares are held and whether the shares qualify as business assets. Any resulting gain will be liable to United Kingdom Capital Gains Tax and subject to a highest tax rate of 40% (based on rates applicable for tax year April 6, 2001 to April 5, 2002).

   Dividends. If you exercise an option to purchase shares, you may be entitled to receive dividends. Any dividends paid will be subject to income tax in the U.K. and will also be subject to United States federal withholding tax. You may be entitled to a tax credit against your the U.K. income tax for the United States federal income tax withheld.

   Reporting. Your employer is required to report the details of the exchange of options, the unapproved New Option grant and any future option exercise on its annual U.K. Inland Revenue tax return.

   In addition to your employer's reporting obligations, you must report details of any liabilities arising from the exercise of your unapproved New Options and from the sale or disposal of shares together with details of dividend income to the Inland Revenue on your personal U.K. Inland Revenue tax return.

   You will be responsible for paying any taxes owed as a result of the sale of the shares or the receipt of any dividend.

  Option Grants under the U.K. Sub-Plan

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for the grant of a New Option. The new grant will be treated as a new grant for all purposes including the (Pounds)30,000 limit and three-year holding period. You may only be granted approved New Options in exchange up to the approved option limit of (Pounds)30,000.

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   Grant of New Option.  You will not be subject to tax when an approved New
Option is granted to you.

   Exercise of New Option. The exercise of the approved New Option is exempt from income tax provided that each of the following conditions is met:

   (a) the exercise complies with the rules of the U.K. Sub-plan;

   (b) the exercise occurs no earlier than 3 nor later than 10 years after the Grant Date;

   (c) the exercise occurs no earlier than 3 years after the last previous exercise by you of an option obtained under this or any other discretionary share option scheme approved by the U.K. Inland Revenue, which enjoyed relief from U.K. income tax; and

   (d) the U.K. Sub-plan is still approved by the U.K. Inland Revenue at the date of exercise.

   If any one or more of the above conditions are not met, income tax will be charged on the exercise of your approved option, on the difference between the fair market value of the stock on the date of exercise and the grant price (i.e., the spread).

   Sale of Shares. When you sell your shares, you will be subject to capital gains tax. When you exercise your New Option without incurring an income tax liability, any capital gains tax will be due or the difference between the new grant price you pay to exercise your approved New Option and the value of the shares when you sell them; otherwise, the fact that you paid income tax on exercise will be taken into account and any capital gains tax will be due of the difference between the market value of the shares at the date you exercised your approved New Option and the value of the shares when you sell them. Any capital gains tax you realize are eligible for the exemption and taper relief mentioned above in relation to unapproved options.

   Dividends. If you exercise your approved New Option to purchase shares, you may be entitled to receive dividends. Any dividends will be taxed as described above in relation to unapproved options.

   Reporting. Your employer is required to report the details of the exchange of options, the approved New Option grant and any future option exercise on its annual U.K. Inland Revenue tax return.

   You do not need to report the receipt or exercise of approved stock options to the U.K. Inland Revenue on your personal U.K. Inland Revenue tax return. However, you do need to report the sale or disposal of your shares together with details of dividend income on your personal tax return.

   You will be responsible for paying any taxes owed as a result of the sale of the shares or the receipt of any dividend.

   Please note that the above summary of tax issues relating to U.K. tax approved options is subject to the rules of the U.K. Sub-plan. In the event of any discrepancy between the terms of the above summary and the rules of the U.K. Sub-plan, the rules of the U.K. Sub-plan will prevail.

70.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN URUGUAY

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Uruguay. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

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   Option Exchange.  We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you will not be subject to tax.

   Sale of Shares. If you acquire shares upon exercise of the New Option, you will not be subject to tax when you subsequently sell the shares.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will not be subject to tax in Uruguay on any dividends received but will be subject to United States federal withholding tax.

   Withholding and Reporting. Your employer will not be required to withhold income tax or social insurance contributions when you exercise your New Option. You will be responsible for reporting and paying any tax liability.

71.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN VENEZUELA

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Venezuela. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will generally not be subject to tax when the New Option is granted to you. If the New Option is vested (or partially vested) at the time of the new grant, you may theoretically be subject to tax at the time of the new grant (see discussion below). The taxable amount will be the difference between the fair market value of the new shares and the grant price (which will likely be zero).

   Vesting and Exercise of New Option. Any gain on your New Option will be subject to tax. However, it is unclear whether the taxable event will be the vesting or the exercise of your New Option. The conservative view is that the New Option is taxable at vesting. You should consult with your tax advisor to determine which position you should take when filing your return.

   If you take the position that your New Option is subject to tax at vesting, you may be subject to tax at the time your option vests on the difference between the fair market value of the shares at the time the option vests and the grant price. However, if on the date the New Option vests the fair market value is less than the grant price, the Tax Administration may take the position that the triggering event to determine taxation should be deferred until the option is exercised. In such case, you may be taxed at exercise (not vesting) and on the difference between the fair market value of the shares on the date of exercise and the grant price. If the fair market value of the shares at exercise exceeds the fair market value of the shares at vesting, the Tax

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Administration may assert that you are also taxable at exercise on the difference between these two values. Alternately, if you take the position that the taxable event is exercise, you may be subject to tax at exercise on the difference between the fair market value at exercise and the grant price.

   Sale of Shares. If you acquire shares upon exercise of your New Option, any gain realized upon the sale of shares will be subject to tax.

   Dividends. If you exercise your New Option to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Venezuela on any dividends received and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Venezuelan income tax for the United States federal income tax withheld.

   Withholding and Reporting. Under current laws, your employer is not required to withhold or report for income tax and social insurance at the applicable taxable event. You will be responsible for reporting and paying any tax liability. It is also your responsibility to report and pay any tax liability on the sale of shares and on any dividends received.

72.  MATERIAL TAX CONSEQUENCES FOR EMPLOYEES WHO ARE TAX RESIDENTS IN VIETNAM

   The following is a general summary of the tax consequences of the cancellation of Current Options and grant of New Options for Eligible Employees subject to tax in Vietnam. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Employees considering exchanging their Current Options to consult with their own tax or financial advisors.

   If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

   Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of a Current Option for a New Option.

   Grant of New Option. You will not be subject to tax when the New Option is granted to you.

   Exercise of New Option. When you exercise the New Option, you are required to use the cashless exercise for cash method of exercise. You will be taxed on the difference between the fair market value on the date of exercise (i.e., the sale price) less the grant price. The income will likely be taxed as a bonus or irregular income.

   Sale of Shares. You are not eligible to obtain shares pursuant to this award.

   Dividends.  You are not eligible to obtain shares pursuant to this award.

   Withholding and Reporting. Reporting and withholding for income tax are likely required when you exercise your New Option. Social insurance contributions will likely not be required. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

   Exchange Control Information. Due to exchange control restrictions, you are required to exercise your New Option using the cashless exercise for cash method. You are not eligible to obtain shares pursuant to this award. To participate in the program, you must comply with exchange control regulations in Vietnam. You will not be permitted to maintain an offshore bank account or otherwise hold foreign currency offshore without

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approval from the State Bank. You must open a foreign exchange account with an authorized bank in Vietnam. You will receive the proceeds from the exercise of the option in this account, less the banking charges. You may be paid in Vietnamese Dong if the proceeds are construed as the bonus. You are personally responsible for complying with Vietnamese exchange control requirements and obtaining all necessary approvals. Kodak accepts no responsibility for any employee's failure to comply with the law.

   Securities Information. If at any time the relevant Vietnamese authorities impose any restrictions or approval requirements on any Option Plan, you will be required to comply with such regulations even if it means liquidating your position under such Option Plan on notice by Kodak in its sole discretion.

73.  EXTENSION OF OFFER; TERMINATION; AMENDMENT

   We may, from time to time, extend the period of time during which this Offer is open and delay accepting any Current Options tendered to us by giving oral or written notice of the extension to Eligible Employees. If the Offer is extended, then the Grant Date of the New Options will also be extended if necessary to ensure that the New Options are granted more than six months and one day following the date tendered Current Options are cancelled.

   We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend the Offer and to postpone our acceptance and cancellation of any Current Options tendered for exchange upon the occurrence of any of the conditions specified in Section 7, by giving oral or written notice of such termination, amendment or postponement to Eligible Employees. Our reservation of the right to delay our acceptance and cancellation of Current Options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the Current Options tendered promptly after termination or withdrawal of a tender offer.

   Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered to Eligible Employees or by decreasing or increasing the number of options being sought in the Offer.

   Amendments to the Offer may be made at any time and from time to time by an announcement. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time (U.S.), on the next business day after the last previously scheduled or announced Expiration Date. Any announcement made pursuant to the Offer will be disseminated promptly to Eligible Employees in a manner reasonably designated to inform Eligible Employees of such amendment. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

   If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

74.  FEES AND EXPENSES

   We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Current Options pursuant to this Offer to Exchange.

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75.  ADDITIONAL INFORMATION

   We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC, before making a decision on whether to tender your Current Options:

   (a) Our Annual Report on Form 10-K for the year ended December 31, 2000, filed March 13, 2001;

   (b) Our Quarterly Report on Form l0-Q for the quarter ended March 31, 2001, filed May 11, 2001;

   (c) Our Quarterly Report on Form l0-Q for the quarter ended June 30, 2001, filed August 7, 2001; and

   (d) Our Quarterly Report on Form l0-Q for the quarter ended September 30, 2001, filed November 9, 2001.

   We hereby incorporate by reference additional documents that we may file with the SEC between the date of this Offer and the Expiration Date of the Offer. These include annual reports on Form 10-K, periodic reports, such as quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

   These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained at standard fees, at the following SEC public reference rooms:

450 Fifth Street, N.W.    500 West Madison Street
Room 1024                 Suite 1400
Washington, D.C. 20549    Chicago, Illinois 60661

   You may obtain information on the operation of the public reference rooms by calling the SEC at l-800-SEC-0330. Our SEC filings are also available to the public without charge on the SEC's Internet site at http://www.sec.gov.

   Our common stock is listed for trading on the New York Stock Exchange under the symbol "EK."

   We will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:
Stock Option Exchange Hotline, Inside Kodak, Knet: 224-4503; Toll-Free US &
Canada: 1-866-854-7887; and Long-Distance: 1-585-724-4503.

   As you read the documents referred to in this section, you may find some inconsistencies in information from one document to another later dated document. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. The information contained in this Offer to Exchange about Kodak should be read together with the information contained in the documents to which we have referred you.

76.  FORWARD LOOKING STATEMENTS

   This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "could", "may", "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions as they relate to Kodak or our management are intended to identify these forward-looking statements. Forward-looking statements, including statements concerning Kodak's expectations, business prospects, anticipated economic performance, financial condition and other similar matters, including without limitation the matters discussed under the heading "Certain Risks of Participating in the Offer" are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the

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documents in which they are made. Kodak disclaims any obligation or undertaking to provide any update or revision to any forward-looking statement made by it to reflect any change in Kodak's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
You should not place undue reliance on forward-looking statements.

77.  MISCELLANEOUS

   We are not aware of any country where the making of this Offer is not in compliance with applicable law. If we become aware of any country where the making of the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the Eligible Employees residing in such country.

   We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Current Options pursuant to the Offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Exchange, the Election Package, or in the Election Summary Guide. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Eastman Kodak Company

January 28, 2002

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                                  SCHEDULE A

                     INFORMATION CONCERNING THE DIRECTORS
                        AND EXECUTIVE OFFICERS OF KODAK

Name................... Position
Michael P. Benard...... Director, Communications and Public Affairs, and Vice President
Richard S. Braddock.... Director
William W. Bradley..... Director
Charles S. Brown, Jr... Director, Global Manufacturing, and Senior Vice President
Robert H. Brust........ Chief Financial Office, and Executive Vice President
Daniel A. Carp......... Chairman, President and Chief Executive Officer
Martha Layne Collins... Director
Martin M. Coyne........ Group Executive, Photography Group, and Executive Vice President
Timothy M. Donahue..... Director
Alice F. Emerson....... Director
Paul E. Gray........... Director
Carl E. Gustin, Jr..... Chief Marketing Officer, and Senior Vice President
Durk I. Jager.......... Director
Debra L. Lee........... Director
Delano E. Lewis........ Director
Carl A. Marchetto...... President, Commercial Imaging and Senior Vice President
Michael P. Morley...... Chief Administrative Officer, and Executive Vice President
Candy M. Obourn........ Chief Operating Officer, Health Imaging, and Senior Vice President
Daniel P. Palumbo...... President, Consumer Imaging, and Senior Vice President
Eric G. Rodli.......... President, Entertainment Imaging, and Senior Vice President
Robert P. Rozek........ Controller
Hector de J. Ruiz...... Director
Willy C. Shih.......... President, Digital and Applied Imaging, and Senior Vice President
Eric L. Steenburgh..... Executive Vice President, Operations
James C. Stoffel....... Chief Technical Officer, Director, Research and Development, and
                        Senior Vice President
Laura D'Andrea Tyson... Director
Gary P. Van Graafeiland General Counsel and Senior Vice President
Richard A. Zimmerman... Director

   The address and telephone number of each director and executive officer is: c/o Eastman Kodak Company, 343 State Street, Rochester, NY, 14650, (585) 724-4000.

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